PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Subject to Completion, dated May 31, 2019

Preliminary Offering Circular

FAT Brands Inc.

1,200,000 shares of 8.25% Series B Cumulative Preferred Stock

(Liquidation Preference $25 Per Share)

Warrants to Purchase 720,000 Shares of Common Stock

We are offering up to 1,200,000 shares of our 8.25% Series B Cumulative Preferred Stock (which we refer to as the “Series B Preferred Stock”) and warrants (which we refer to as the “Warrants”) initially exercisable to purchase up to an aggregate of 720,000 shares of our common stock, par value $0.0001 per share (which we refer to as the “Common Stock”), and the shares of Common Stock issuable upon exercise of the Warrants. Each share of Series B Preferred Stock that we sell in this Offering will be accompanied by a Warrant to purchase 0.60 shares of Common Stock at an exercise price of $8.50 per share of Common Stock. Each share of Series B Preferred Stock and accompanying Warrant is being offered at a price of $25.00, for an aggregate offering amount of up to $30,000,000. The shares of Series B Preferred Stock and Warrants will be issued separately but can only be purchased together in this Offering. Each Warrant will be immediately exercisable and will expire on the five year anniversary of the date of issuance.

We will pay cumulative dividends on the Series B Preferred Stock from and including the date of original issuance in the amount of $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears based on the Company’s fiscal quarters, beginning with the fiscal quarter ended June 30, 2019.

We may not redeem the Series B Preferred Stock before the first anniversary of the initial issuance date, or          , 2020. After the first anniversary of the initial issuance date we may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption, and plus a redemption premium equal to 10% of liquidation preference prior to the second anniversary (                 , 2021) or 5% of liquidation preference after the second anniversary and prior to the third anniversary (                 , 2022). The Series B Preferred Stock will mature on the five-year anniversary of the initial issuance date (             , 2024) or the earlier liquidation, dissolution or winding-up of the Company. Upon maturity, the holders of Series B Preferred Stock will be entitled to receive cash redemption of their shares in an amount equal to $25.00 per share plus any accrued and unpaid dividends.

Holders of Series B Preferred Stock may optionally cause the Company to redeem all or any portion of their Series B Preferred Stock following the first anniversary of the initial issuance date,               or                , 2021, for an amount equal to $25.00 per share, plus any accrued and unpaid dividends, minus an early redemption fee equal to 12% of liquidation preference prior to the second anniversary (          , 2021), 10% of liquidation preference after the second anniversary and prior to the third anniversary (              , 2022), or 8% of liquidation preference after the third anniversary and prior to the fourth anniversary (          , 2023). There will be no redemption premium charged after the fourth anniversary of the initial issuance date.

Our Common Stock is traded on NASDAQ under the symbol “FAT.” There is no established public trading market for the Series B Preferred Stock or the Warrants, and we do not expect a market to develop for the Series B Preferred Stock or the Warrants. We do not intend to apply for listing of the Series B Preferred Stock or Warrants on any securities exchange, and we do not expect that the Series B Preferred Stock or the Warrants will be quoted on NASDAQ. On May 30, 2019, the last reported sale price of our Common Stock was $4.70 per share.

The Offering will terminate at the earlier of: (1) the date at which $30,000,000 of Series B Preferred Stock and Warrants has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (which we refer to as the “Termination Date”).

This Offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The Company may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for the Offering will be kept in an escrow account, except with respect to those investors using a BANQ® online brokerage account, Cambria Capital, My IPO brokerage account or syndicate members. At a closing, the proceeds will be distributed to the Company and the associated Series B Preferred Stock will be issued to investors. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and generally without interest. Wilmington Trust, N.A. will serve as the escrow agent. There is a minimum purchase requirement for an investor of $500 of Series B Preferred Stock in order to participate in the Offering.

TriPoint Global Equities, LLC and Digital Offering, LLC have agreed to act as our exclusive selling agents (which we refer to as the “Selling Agents”) to offer the Series B Preferred Stock to prospective investors on a “best efforts” basis. In addition, the Selling Agents may engage one or more sub-Selling Agents or selected dealers. The Selling Agents are not purchasing the Series B Preferred Stock offered by us, and are not required to sell any specific number or dollar amount of the Series B Preferred Stock in the Offering. We expect to commence the offer and sale of the Series B Preferred Stock as of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC.

Investing in the Series B Preferred Stock involves risks. See “Risk Factors” beginning on page 11 of this Offering Circular to read about important factors you should consider before buying the Series B Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Offering Circular is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share (1)	Total
Public Offering Price	$25.00	$30,000,000
Selling Agents’ Commissions (2)	$1.875	$2,250,000
Proceeds to FAT Brands Inc. (before expenses) (3)	$23.125	$27,750,000

(1)	Per share price represents the offering price for one share of Series B Preferred Stock and a Warrant to purchase 0.60 shares of Common Stock at $8.50 per share.
(2)	We have agreed to pay the Selling Agents a fee of 7.5% of the gross proceeds received by the Company in the Offering, and issue warrants to the Selling Agents to purchase shares of Common Stock equal to 4.0% of the total shares sold in the Offering, exercisable for five years at $8.50 per share. We have also agreed to reimburse certain expenses to our Selling Agents. Please refer to the section entitled “Plan of Distribution” in this Offering Circular for additional information regarding total Selling Agents compensation.
(3)	We estimate that our total expenses for the Offering will be approximately $200,000, in addition to Selling Agents’ commissions.

NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

For more information concerning the procedures of the Offering, please refer to “Plan of Distribution” beginning on page 58, including the sections “— Investment Limitations” and “— Procedures for Subscribing.”

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

Book-Running Manager

Tripoint Global Equities

Co-Manager

Digital Offering

The date of this Offering Circular is                      2019.

FAT BRANDS

FRESH. AUTHENTIC. TASTY.

YALLA
YALLA
mediterranean
YALLA

FATBURGER

Buffalo's
CAFE

FATBURGER

HURRICANE
GRILL & WINGS

TABLE OF CONTENTS

We include cross references in this Offering Circular to captions elsewhere in these materials where you can find further related discussions. The following table of contents tells you where to find these captions:

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this Offering Circular:

●	the following sections of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 29, 2019:

Item 2. Properties
Item 3. Legal Proceedings
Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Item 8. Financial Statements and Supplementary Data
Item 11. Executive Compensation,
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Item 13. Certain Relationships and Related Transactions, and Director Independence, and
Item 14. Principal Accounting Fees and Services

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 14, 2019; and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38250) filed with the SEC on October 19, 2017.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Offering Circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this Offering Circular and the documents incorporated by reference herein, before buying any of the securities being offered under this Offering Circular. This Offering Circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this Offering Circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this Offering Circular and the statements made in this Offering Circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

You should rely only on the information contained in this Offering Circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This Offering Circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Offering Circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Offering Circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Offering Circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this Offering Circular to “FAT Brands,” “the Company,” “we,” “us,” and “our” refer to FAT Brands Inc., a Delaware corporation, and its subsidiaries.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this Offering Circular, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: FAT Brands Inc., Attention: Investor Relations, 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, telephone (310) 319-1850.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Offering Circular may not be based on historical facts and are “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Offering Circular may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected new franchisees, brands, store openings and future capital expenditures are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. These and other risks, uncertainties and contingencies are described elsewhere in this Offering Circular, including under “Risk Factors,” and in the documents incorporated by reference herein, and include the following factors:

●	our inability to manage our growth;
●	the actions of our franchisees;
●	our inability to maintain good relationships with our franchisees;
●	our inability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;
●	our inability to protect our brands and reputation;
●	our ability to adequately protect our intellectual property;
●	success of our advertising and marketing campaigns;
●	our inability to protect against security breaches of confidential guest information;
●	our business model being susceptible to litigation;
●	competition from other restaurants;
●	shortages or interruptions in the supply or delivery of food products;
●	our vulnerability to increased food commodity costs;
●	our failure to prevent food safety and food-borne illness incidents;
●	changes in consumer tastes and nutritional and dietary trends;
●	our dependence on key executive management;
●	our inability to identify qualified individuals for our workforce;
●	our vulnerability to labor costs;
●	our inability to comply with governmental regulation;
●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;
●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;
●	control of our Company by Fog Cutter Capital Group, Inc.; and
●	the additional risks referred to in the section entitled “Risk Factors.”

You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

ii

OFFERING CIRCULAR SUMMARY

This summary highlights selected information about us, this Offering and information appearing elsewhere in this Offering Circular and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this Offering Circular. You should read this summary together with the entire Offering Circular, including our financial statements, the notes to those financial statements and the other documents that we include in and/or have incorporated by reference in this Offering Circular, before making an investment decision. See the Risk Factors section of this Offering Circular beginning on page 11 and risk factors discussed in documents that we incorporate by reference in this Offering Circular, for a discussion of the risks involved in investing in our securities.

FAT Brands Inc.

FAT Brands Inc., formed in March 2017, is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. As a franchisor, we generally do not own or operate restaurant locations, but rather generate revenue by charging franchisees initial up-front fees as well as ongoing royalties. This asset light franchisor model provides the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.

As of March 31, 2019, we were the owner and franchisor of the following restaurant brands:

Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger StandTM) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order, customizable, big, juicy, and tasty Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, French fries, onion rings, soft-drinks and milkshakes. With a legacy spanning over 70 years, Fatburger’s dedication to superior quality inspires robust loyalty amongst its customer base and has long appealed to American cultural and social leaders. We have counted many celebrities and athletes as past franchisees and customers, and we believe this prestige has been a principal driver of the brand’s strong growth. Fatburger offers a premier dining experience, demonstrating the same dedication to serving gourmet, homemade, custom-built burgers as it has since 1947. As of March 31, 2019, there were 158 franchised and sub-franchised Fatburger locations across 5 states and 18 countries.

Buffalo’s Cafe. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is FamilyTM) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched within the Buffalo’s Cafe brand as a fast-casual, smaller footprint variant of Buffalo’s Café, offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations). As of March 31, 2019, there were 18 franchised Buffalo’s Cafe and 91 co-branded Fatburger / Buffalo’s Express locations globally.

Ponderosa & Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963 (collectively, “Ponderosa”), offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably-priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcase of USDA flame-grilled steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics. As of March 31, 2019, there were 84 Ponderosa and 14 Bonanza restaurants operating under franchise and sub-franchise agreements in 17 states and 5 countries.

Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express. As of March 31, 2019, there were 55 franchised Hurricane Grill & Wings and 4 franchised Hurricane BTWs (Hurricane’s fast-casual burgers, tacos & wings concept), across 8 states.

1

Yalla Mediterranean. Founded in 2014, Yalla Mediterranean is a Los Angeles-based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla” which means “let’s go” is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that includes vegetarian, vegan, gluten-free and dairy-free options accommodating customers with a wide variety of dietary needs and preferences. The brand demonstrates its commitment to the environment by using responsibly-sourced proteins and utensils, bowls and serving trays made from compostable materials. Each of Yalla’s seven locations across California also feature on-tap selections of craft beers and fine wines. We intend to sell the existing Yalla locations to franchisees and expand the business through additional franchising.

Beyond our current brand portfolio, and the Hurricane Grill and Wings and Yalla Mediterranean acquisitions, we intend to acquire other restaurant franchise concepts that will allow us to offer additional food categories and expand our geographic footprint. In evaluating potential acquisitions, we specifically seek concepts with the following characteristics:

●	established, widely-recognized brands;
●	steady cash flows;
●	track records of long-term, sustainable operating performance;
●	good relationships with franchisees;
●	sustainable operating performance;
●	geographic diversification; and
●	growth potential, both geographically and through co-branding initiatives across our portfolio.

Leveraging our scalable management platform, we expect to achieve cost synergies post-acquisition by reducing the corporate overhead of the acquired company – most notably in the legal, accounting and finance functions. We also plan to grow the top line revenues of newly acquired brands through support from our management and systems platform, including public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support.

Our franchisee base consisted of 159 franchisees as of March 31, 2019. Of these franchisees, 131 operate in North America and 42 own multiple restaurant locations. System wide, our franchisees operated a total of 333 restaurants as of March 31, 2019, 269 of which were located in North America, with store level sales of approximately $95 million in the first quarter of 2019. As of March 31, 2019, we had commitments for development of a total of 200 new stores which remain to be completed.

The FAT Brands Difference – Fresh. Authentic. Tasty.

Our name represents the values that we embrace as a company and the food that we provide to customers – Fresh. Authentic. Tasty (which we refer to as “FAT”). The success of our franchisor model is tied to consistent delivery by our restaurant operators of freshly prepared, made-to-order food that our customers desire. With the input of our customers and franchisees, we continually strive to keep a fresh perspective on our brands by enhancing our existing menu offerings and introducing appealing new menu items. When enhancing our offerings, we ensure that any changes are consistent with the core identity and attributes of our brands, although we do not intend to adapt our brands to be all things to all people. In conjunction with our restaurant operators (which means the individuals who manage and/or own our franchised restaurants), we are committed to delivering authentic, consistent brand experiences that have strong brand identity with customers. Ultimately, we understand that we are only as good as the last meal served, and we are dedicated to having our franchisees consistently deliver tasty, high-quality food and positive guest experiences in their restaurants.

In pursuing acquisitions and entering new restaurant brands, we are committed to instilling our FAT Brands values into new restaurant concepts. As our restaurant portfolio continues to grow, we believe that both our franchisees and diners will recognize and value this ongoing commitment as they enjoy a wider concept offering.

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Competitive Strengths

We believe that our competitive strengths include:

●	Management Platform Built for Growth. We have developed a robust and comprehensive management and systems platform designed to support the expansion of our existing brands while enabling the accretive and efficient acquisition and integration of additional restaurant concepts. We dedicate our considerable resources and industry knowledge to promote the success of our franchisees, offering them multiple support services such as public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support. Furthermore, our platform is scalable and adaptable, allowing us to incorporate new concepts into the FAT Brands family with minimal incremental corporate costs. We intend to grow our existing brands as well as make strategic and opportunistic acquisitions that complement our existing portfolio of concepts providing an entrance into targeted restaurant segments. We believe that our platform is a key differentiator in pursuing this strategy.

●	Asset Light Business Model Driving High Free Cash Flow Conversion. We maintain an asset light business model requiring minimal capital expenditures by franchising our restaurant concepts to our owner/operators. The multi-brand franchisor model also enables us to efficiently scale the number of restaurant locations with very limited incremental corporate overhead and minimal exposure to store-level risk, such as long-term real estate commitments and increases in employee wage costs. Our multi-brand approach also gives us the organizational depth to provide a host of services to our franchisees, which we believe enhances their financial and operational performance. As a result, new store growth and accelerating financial performance of the FAT Brands network drive increases in our initial up-front fee and royalty revenue streams while expanding profit and free cash flow margins.

●	Strong Brands Aligned with FAT Brands Vision. We have an enviable track record of delivering Fresh, Authentic, and Tasty meals across our franchise system. Our Fatburger and Buffalo’s concepts have built distinctive brand identities within their respective segments, providing made-to-order, high-quality food at competitive prices. The Ponderosa and Bonanza brands deliver an authentic American steakhouse experience with which customers identify. Hurricane Grill & Wings offer customers fresh, jumbo chicken wings with an assortment of sauces and rubs in a casual dining atmosphere, while our newest acquisition, Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting. By maintaining alignment with the FAT Brands vision across an expanding platform, we believe that our concepts will appeal to a broad base of domestic and global consumers.

●	Experienced and Diverse Global Franchisee Network. We have new restaurant commitments of over 200 locations across our brands. We anticipate that our current franchisees will open more than 30 new restaurants annually for at least the next five years. The acquisition of additional restaurant franchisors will also increase the number of restaurants operated by our existing franchisee network. Additionally, our franchise development team has built an attractive pipeline of new potential franchisees, with many experienced restaurant operators and new entrepreneurs eager to join the FAT Brands family.

●	Ability to Cross-Sell Existing Franchisees Concepts from the FAT Brands Portfolio. Our ability to easily, and efficiently, cross-sell our existing franchisees new brands from our FAT Brands portfolio affords us the ability to grow more quickly and satisfy our existing franchisees’ demands to expand their organizations. By having the ability to offer our franchisees a variety of concepts (i.e., a fast-casual better-burger concept, a fast-casual chicken wing concept, a casual dining concept, a healthful Mediterranean menu concept and steakhouse concepts) from the FAT Brands portfolio, our existing franchisees are able to acquire the rights to, and develop, their respective markets with a well-rounded portfolio of FAT Brands concept offerings affording them the ability to strategically satisfy their respective market demands by developing our various concepts where opportunities are available.

●	Seasoned and Passionate Management Team. Our management team and employees are critical to our success. Our senior leadership team has more than 200 years of combined experience in the restaurant industry, and many have been a part of our team since the acquisition of the Fatburger brand in 2003. We believe that our management team has the track record and vision to leverage the FAT Brands platform to achieve significant future growth. In addition, through their holdings in Fog Cutter Capital Group, Inc., or “FCCG”), our senior executives own a significant equity interest in the company, ensuring long-term commitment and alignment with our public shareholders. Our management team is complemented by an accomplished Board of Directors.

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Growth Strategy

The principal elements of our growth strategy include:

●	Opportunistically Acquire New Brands. Our management platform was developed to cost-effectively and seamlessly scale with new restaurant concept acquisitions. The recent acquisition of the Hurricane Grill & Wings and Yalla Mediterranean brands are a continuation of this growth strategy. We have identified food categories that appeal to a broad international base of customers, targeting the burgers, chicken, pizza, steak, coffee, sandwich and dessert segments for future growth. We have developed a strong and actionable pipeline of potential acquisition opportunities to achieve our objectives. We seek concepts with established, widely-recognized brands; steady cash flows; track records of long-term, good relationships with franchisees; sustainable operating performance; geographic diversification; and growth potential, both geographically and through co-branding initiatives across our portfolio. We approach acquisitions from a value perspective, targeting modest multiples of franchise-level cash flow valuations to ensure that acquisitions are immediately accretive to our earnings prior to anticipated synergies.

●	Optimize Capital Structure to Enable Profitable Growth through Acquisitions. While we believe our existing business can be funded through cash generated from current operations, we intend to finance future acquisitions of restaurant brands through the issuance of debt and equity financing placed with investors and issued directly to sellers of restaurant brands. We are actively pursuing various financing alternatives, with the goal of reducing and optimizing our all-in cost of capital and providing us with the means to pursue larger and more profitable acquisitions.

●	Accelerate Same-Store Sales Growth. Same-store sales growth reflects the change in year-over-year of sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. To optimize restaurant performance, we have embraced a multi-faceted same-store sales growth strategy. We utilize customer feedback and closely analyze sales data to introduce, test and perfect existing and new menu items. In addition, we regularly utilize public relations and experiential marketing, which we leverage via social media and targeted digital advertising to expand the reach of our brands and to drive traffic to our stores. Furthermore, we have embraced emerging technology to develop our own brand-specific mobile applications, allowing guests to find restaurants, order online, earn rewards and join our e-marketing providers. We have also partnered with third-party delivery service providers, including UberEATS, Grub Hub, Amazon Restaurants and Postmates, which provide online and app-based delivery services and constitute a new sales channel for our existing locations. Finally, many of our franchisees are pursuing a robust capital expenditure program to remodel legacy restaurants and to opportunistically co-brand them with our Buffalo’s Express and / or Fat Bar concepts (serving beer, wine, spirits and cocktails).

●	Drive Store Growth through Co-Branding, Virtual Restaurants, and Cloud Kitchens. We franchise co-branded Fatburger / Buffalo’s Express locations, giving franchisees the flexibility of offering multiple concepts, while sharing kitchen space, resulting in a higher average check (compared to stand-alone Fatburger locations). Franchisees benefit by serving a broader customer base, and we estimate that co-branding results in a 20%-30% increase in average unit volume compared to stand-alone locations with minimal incremental cost to franchisees. Our acquisition strategy reinforces the importance of co-branding, as we expect to offer each of the complementary brands that we acquire to our existing franchisees on a co-branded basis.

In addition to driving growth through co-branding opportunities, we are leveraging the current industry trend of virtual restaurants, whereby one (or more) of our brands serves its food out of the kitchen of another brand for online delivery only, and cloud kitchens, whereby restaurants open without a customer-facing store-front solely for the purpose of servicing delivery or virtual kitchens. Virtual restaurants and cloud kitchens allow us to introduce our brands in geographic areas where previously unknown such as introducing selected menu items from Hurricane Grill & Wings to the southern California market through the preparation in and delivery from Fatburger franchised restaurants via a program with UberEats.

●	Extend Brands into New Segments. We have a strong track record of extending our brands into new segments, and we believe that we have a significant opportunity to capture new markets by strategically adapting our concepts while reinforcing the brand identity. In addition to dramatically expanding the traditional Buffalo’s Cafe customer base through Fatburger / Buffalo’s Express co-branding, we have also begun evaluating opportunities to leverage the Buffalo’s brand by promoting Buffalo’s Express on a stand-alone basis. Furthermore, we have also begun the roll-out of Fat Bars (serving beer, wine, spirits and cocktails), which we are opportunistically introducing to select existing Fatburger locations on a modular basis. Similarly, we plan to create smaller-scale, fast casual Ponderosa and Bonanza concepts, to drive new store growth, particularly internationally.

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●	Continue Expanding FAT Brands Internationally. We have a significant global presence, with international franchised stores in Canada, China, Qatar, Taiwan, Iraq, the United Kingdom, Indonesia, Tunisia, Singapore, Philippines, Panama, the United Arab Emirates, Kuwait, Saudi Arabia, Malaysia, Japan, Pakistan, and Egypt. We believe that the appeal of our Fresh, Authentic, and Tasty concepts is global, and we are targeting further penetration of Middle Eastern and Asian markets, particularly through leveraging the Buffalo’s, Ponderosa and Hurricane brands.

●	Enhance Footprint in Existing Markets through Current Franchisee Networks. We had 158 franchisees who collectively operated more than 334 restaurants as of March 31, 2019. As noted, our existing and new franchisees have made new store commitments of over 200 locations across our brands, and we anticipate that our new and existing franchisees will open more than 30 new stores annually for at least the next four years. Beyond these existing commitments, we have found that many of our franchisees have grown their businesses over time, increasing the number of stores operated in their organizations and expanding their concept offerings across the FAT Brands portfolio of concepts.

●	Attract New Franchisees in Existing and Unpenetrated Markets. In addition to the large pipeline of new store commitments from current franchisees, we believe the existing markets for Fatburger, Buffalo’s Cafe, Buffalo’s Express, Ponderosa, Bonanza, Hurricane, and Yalla locations are far from saturated and can support a significant increase in units. Furthermore, new franchisee relationships represent the optimal way for our brands to penetrate geographic markets where we do not currently operate. In many cases, prospective franchisees have experience in and knowledge of markets where we are not currently active, facilitating a smoother brand introduction than we or our existing franchisees could achieve independently. We generate franchisee leads through various channels, including franchisee referrals, traditional and non-traditional franchise brokers and broker networks, franchise development advertising, and franchise trade shows and conventions.

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in the section entitled “Risk Factors,” including the following risks, before investing in our Series B Preferred Stock:

●	Our operating results and growth strategies are closely tied to the success and cooperation of our franchisees, and we have experienced volatility in unit economics of our franchisees in recent years.

●	Our franchisees could take actions that could harm our business, and may not accurately report sales which drives our royalties.

●	We may not open new domestic and international franchisee-owned restaurants on a timely basis.

●	We may not successfully identify, recruit and contract with a sufficient number of qualified franchisees.

●	We may not achieve our target development goals, aggressive development could cannibalize existing sales and new restaurants and acquisitions of new brands may not be successful or profitable.

●	Food safety and foodborne illness concerns may have an adverse effect on our business.

●	Our business may be adversely impacted by changes in consumer discretionary spending and general economic conditions in our franchisee markets.

●	Our international operations subject us to operating and geographic risks and foreign currency risks that could negatively affect our business and financial results.

●	We depend on key executive management.

●	We expect that FCCG will remain a significant stockholder, whose interests may differ from those of our public stockholders.

●	Given our market capitalization, there is limited trading liquidity in our Common Stock.

●	We are a “controlled company” within the meaning of the NASDAQ listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

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●	We may issue additional shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock and the Series B Preferred Stock.

●	Our ability to pay regular dividends to our stockholders is subject to the discretion of our Board of Directors and may be limited by our holding company structure and applicable provisions of Delaware law.

Our Corporate Information

FAT Brands Inc., the issuer of the Series B Preferred Stock in this Offering, was incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this Offering Circular.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include the following:

●	we are required to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (which we refer to as the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes;” and

●	we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period (as such amounts may be adjusted from time-to-time). We may choose to take advantage of some but not all of these reduced burdens. We have elected to adopt the reduced disclosure with respect to financial statements and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure. As a result of this election, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

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THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” in this Offering Circular.

Issuer	FAT Brands Inc.

Securities Offered

We are offering up to 1,200,000 shares of 8.25% Series B Cumulative Preferred Stock, and Warrants initially exercisable to purchase up to an aggregate of 720,000 shares of Common Stock at an exercise price of $8.50 per share.

Each share of Series B Preferred Stock that we sell in this Offering will be accompanied by a Warrant to purchase 0.60 shares of Common Stock at an exercise price of $8.50 per share of Common Stock.

Price	Each share of Series B Preferred Stock and accompanying Warrant is being offered at a price of $25.00.

Warrants	We are offering warrants to purchase up to an aggregate of 720,000 shares of common stock that will be exercisable for five years from the date of initial issuance ( , 2019) at an exercise price of $8.50 per share, subject to adjustment. This Offering Circular also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. There is presently no public market for the Warrants and it is not anticipated that a public market for the warrants will develop in the future.

Liquidation preference of Series B Preferred Stock	If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of our Series A Fixed Rate Cumulative Preferred Stock and any other class or series of our capital stock ranking in parity with the Series B Preferred Stock as to liquidation.

Dividends on Series B Preferred Stock	Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable quarterly in an amount per share of Series B Preferred Stock equal to $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears based on the Company’s fiscal quarters, beginning with the fiscal quarter ended June 30, 2019. To the extent declared by our Board of Directors, dividends will be payable not later than twenty (20) days after the end of each quarter. Dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors. Dividends on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share, to the extent the Company fails to make a cash dividend payment of four or more consecutive or non-consecutive quarterly dividends.

Maturity of Series B Preferred Stock	The Series B Preferred Stock will mature on the five-year anniversary of the initial issuance date ( , 2024) or the earlier liquidation, dissolution or winding-up of the Company. Upon maturity, the holders of Series B Preferred Stock will be entitled to receive cash redemption of their shares in an amount equal to $25.00 per share plus any accrued and unpaid dividends.

Call Feature of Series B Preferred Stock	We may not redeem the Series B Preferred Stock before the first anniversary of the initial issuance date, or , 2020. After the first anniversary of the initial issuance date we may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium equal to 10% of liquidation preference prior to the second anniversary ( , 2021) or 5% of liquidation preference after the second anniversary and prior to the third anniversary ( , 2022).

Early redemption by holder	Holders of Series B Preferred Stock may optionally cause the Company to redeem all or any portion of their Series B Preferred Stock following the first anniversary of the initial issuance date, or , 2021, for an amount equal to $25.00 per share, plus any accrued and unpaid dividends, minus an early redemption fee equal to 12% of liquidation preference prior to the second anniversary ( , 2021), 10% of liquidation preference after the second anniversary and prior to the third anniversary ( , 2022), or 8% of liquidation preference after the third anniversary and prior to the fourth anniversary ( , 2023). There will be no redemption premium charged after the fourth anniversary of the initial issuance date.

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Information rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series B Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series B Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock. We will mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Form	The Series B Preferred Stock and Warrants will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances where certificated shares may be issued.

Ranking	The Series B Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Common Stock, our Series A-1 Preferred Stock, and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;
●	on a parity (pari passu) with our Series A Preferred Stock, and any other equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities.

Voting rights	The Series B Preferred Stock will not vote with the Common Stock, but will have voting rights as required by law and majority consent rights to (i) merger, consolidation or share exchange that materially and adversely affects the rights, preferences or privileges of the Series B Preferred Stock, unless full redemption price is paid in cash; (ii) amending the certificate of incorporation to materially and adversely affect the Series B Preferred Stock; and (iii) declaring or paying any junior dividends or repurchasing any junior securities during any time that all dividends on the Series B Preferred Stock have not been paid in full in cash.

Absence of a trading market	The Series B Preferred Stock and Warrants are new issues of securities with no established trading market. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the Series B Preferred Stock or Warrants.

Listing	We do not intend to apply for listing of the Series B Preferred Stock or Warrants on any securities exchange, and we do not expect that the Series B Preferred Stock or the Warrants will be quoted on NASDAQ.

Use of proceeds	We intend to use the net proceeds for general corporate purposes and possible future acquisitions and growth opportunities. See “Use of Proceeds.”

Settlement date	We expect that the shares of Series B Preferred Stock and Warrants to be issued in this Offering will initially be ready for delivery to purchasers on or about , 2019 and thereafter at each closing, on a rolling basis, until the Termination Date.

Risk factors	Investing in our Series B Preferred Stock and Warrants involves a number of risks. See “Risk Factors” beginning on page 11 of this Offering Circular and in our Annual Report on Form 10-K for the year ended December 30, 2018 for information about important risks you should consider before making an investment decision regarding the Series B Preferred Stock.

Selling Agents	TriPoint Global Equities, LLC and Digital Offering, LLC have agreed to act as our exclusive, lead managing selling agents (which we refer to as the “Selling Agents”) to offer the Series B Preferred Stock and Warrants to prospective investors on a “best efforts” basis. In addition, the Selling Agents may engage one or more sub-Selling Agents or selected dealers. The Selling Agents are not purchasing the Series B Preferred Stock or Warrants offered by us, and is not required to sell any specific number or dollar amount of the Series B Preferred Stock and Warrants in the Offering.

For additional information regarding the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” beginning on page 7 of this Offering Circular.

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ORGANIZATIONAL STRUCTURE

Existing Structure

The following diagram shows our organizational structure at the time of this Offering Circular:

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SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables summarize the consolidated historical financial data for FAT Brands Inc.

The summary statements of operations data for each of the 13 weeks ended March 31, 2019 and April 1, 2018 are derived from the unaudited financial statements of FAT Brands Inc. filed on the Company’s Form 10-Q with the SEC on May 14, 2019. The summary statement of operations data for each of the years in the two-year period ended December 30, 2018 and December 31, 2017 are derived from the audited financial statements of FAT Brands Inc. filed on the Company’s Form 10-K with the SEC on March 29, 2019. We completed our initial public offering on October 20, 2017, and the statement of operations data for 2017 represents the period from our inception (March 21, 2017) through December 31, 2017.

The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future periods and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. The information set forth below should be read together with the “Selected Historical Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the accompanying notes appearing elsewhere in this Offering Circular.

In thousands, except net income (loss) per share data

	13 weeks ended		Fiscal Year ended
	March 31, 2019	April 1, 2018	December 30, 2018	December 31, 2017
	(unaudited)	(unaudited)	(audited)	(audited)
Statements of operations data:

Revenues
Royalties	$3,463	$2,572	$12,097	$2,023
Franchise fees	313	399	2,136	140
Store opening fees	105	-	352	-
Advertising fees	976	596	3,182	-
Other revenue	16	18	600	10
Total revenues	4,873	3,585	18,367	2,173

Costs and expenses
General and administrative	2,583	2,048	10,949	2,123
Advertising expenses	976	596	3,182	-
Refranchising restaurant costs and expense, net of revenue	518	-	-	-
Costs and expenses	4,077	2,644	14,131	2,123

Income from operations	796	941	4,236	50

Other expense, net	(2,224)	(248)	(6,309)	(256)

Income (loss) before income tax expense	(1,428)	693	(2,073)	(206)

Income tax expense (benefit)	(718)	184	(275)	407

Net income (loss)	$(710)	$509	$(1,798)	$(613)

EBITDA (1)	$820	$940	$3,055	$22

Adjusted EBITDA (2)	$1,521	$1,065	$4,902	$111

Basic (loss) income per common share	$(0.06)	$0.05	$(0.16)	$(0.07)
Basic weighted average shares outstanding	11,636,433	10,000,000	10,970,814	8,686,008

Diluted (loss) income per common share	$(0.06)	$0.05	$(0.16)	$(0.07)
Diluted weighted average shares outstanding	11,636,433	10,000,000	10,970,814	8,686,008

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

(2)	Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income to EBITDA is set forth below:

	13 weeks ended		Fiscal Year ended
	March 31, 2019	April 1, 2018	December 30, 2018	December 31, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(710)	$509	$(1,798)	$(613)
Depreciation expense	131	33	358	23
Interest expense, net	2,117	214	4,770	205
Income tax expense (benefit)	(718)	184	(275)	407
EBITDA	$820	$940	$3,055	$22
Share-based compensation expenses	81	125	439	89
Non-cash lease expenses	25	-	-	-
Acquisition costs and non-recurring legal costs	77	-	1,408	-
Refranchising restaurant costs and expenses, net of revenue	518	-	-	-
Adjusted EBITDA	$1,521	$1,065	$4,902	$111

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RISK FACTORS

An investment in the Series B Preferred Stock is subject to various risks that may adversely affect the value of the Series B Preferred Stock. Before making an investment decision, you should carefully consider the risks described below together with the risks described in our Annual Report on Form 10-K for the year ended December 30, 2018, in particular under the caption “Risk Factors”, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this Offering Circular. Additional risks and uncertainties not presently known to us or that we currently deem insignificant or remote also may adversely affect our business, financial condition and results of operations, perhaps materially.

Risks Related to the Series B Preferred Stock and this Offering

We may not be able to generate sufficient cash to service our obligations, including our obligations under the Series B Preferred Stock.

Our ability to make dividend payments on our outstanding shares of preferred stock, including the Series B Preferred Stock, and outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the liquidation preference, premium, if any, and dividends on our preferred stock, including the Series B Preferred Stock, as well as principal and interest on our outstanding indebtedness, including our senior secured credit facility.

We may need to refinance our redeemable preferred stock prior to the maturity of the Series B Preferred Stock.

Upon the five-year anniversary of the initial issuance date of our Series A Preferred Stock (June 8, 2023), the holders of Series A Preferred Stock will be entitled to cash redemption of their shares in an amount equal to $25.00 per share, or an aggregate of $10,000,000, plus any accrued and unpaid dividends. In addition, upon the five-year anniversary of the initial issuance date (July 3, 2023) of our Series A-1 Preferred Stock, the holders of Series A-1 Preferred Stock will be entitled to cash redemption of their shares in an amount equal to $25.00 per share, or an aggregate of $4,500,000, plus any accrued and unpaid dividends. Although we expect to refinance or otherwise repay the holders of Series B Preferred Stock, we may not be able to refinance this amount on commercially reasonable terms or at all. The financial terms or covenants of any new credit facility, preferred stock or other indebtedness may not be as favorable as those under our existing Series A Preferred Stock and Series A-1 Preferred Stock. Our ability to complete a refinancing of our preferred stock will depend on our financial and operating performance, as well as a number of conditions beyond our control. For example, if disruptions in the financial markets were to exist at the time that we intended to refinance these amounts, we might be restricted in our ability to access the financial markets. If we are unable to refinance our preferred stock, our alternatives would include negotiating an extension of the maturities of our preferred stock with investors and seeking or raising new equity capital. If we were unsuccessful, the lenders under our senior secured credit facility and the holders of our existing Preferred Stock could demand repayment of the amounts owed to them on the relevant maturity date. As a result, our ability to pay the principal of and interest on the Series B Preferred Stock would be adversely affected.

We may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock in the future. The terms of the Series B Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional shares of preferred with cumulative dividends. Also, our subsidiaries could incur additional indebtedness that is structurally senior to the Series B Preferred Stock or we and our subsidiaries could incur indebtedness secured by a lien on assets that do not constitute collateral, including assets of ours and our subsidiaries, and the holders of such indebtedness will have the right to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks equally with the Series B Preferred Stock, the holders of those shares will be entitled to share ratably with the holders of the Series B Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series B Preferred Stock. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could materially increase.

Our ability to meet our obligations under the Series B Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series B Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

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We may not be able to redeem the Series B Preferred Stock upon an early redemption request.

The holders of Series B Preferred Stock will be entitled to early redemption following the first anniversary of the initial issuance date, or         , 2021, subject to an early redemption fee. We may not have sufficient funds available to redeem all of the Series B Preferred Stock tendered pursuant to any such early redemption.

The Series B Preferred Stock are a new issue and do not have an established trading market, which may, among several other factors, negatively affect their liquidity or market value.

The Series B Preferred Stock are a new issue of securities and there is no established trading market for the Series B Preferred Stock. We do not intend to apply for listing of the Series B Preferred Stock on NASDAQ, we cannot make any assurances as to the development or sustainability of an active trading market, the liquidity of any trading market that may develop, the ability of holders to sell their Preferred Stock in a timely manner or at all, or the price at which the holders might be able to sell their Preferred Stock.

If a trading market does develop for the Series B Preferred Stock, the future trading price of the Series B Preferred Stock will depend on many factors, including:

●	prevailing dividend rates being paid by other companies similar to us;
●	the market for preferred shares similar to the Series B Preferred Stock;
●	the total amount owed by us under our outstanding indebtedness and preferred stock, which could be affected by our future incurrence of additional debt or issuances of preferred stock;
●	our financial condition, results of operations and prospects;
●	general economic conditions in our markets; and
●	the overall condition of the financial markets, many of which have experienced substantial turbulence from time to time over the last several years.

Risks Related to Our Business and Industry

Our operating and financial results and growth strategies are closely tied to the success of our franchisees.

Our restaurants are operated by our franchisees, which makes us dependent on the financial success and cooperation of our franchisees. We have limited control over how our franchisees’ businesses are run, and the inability of franchisees to operate successfully could adversely affect our operating and financial results through decreased royalty payments. If our franchisees incur too much debt, if their operating expenses or commodity prices increase or if economic or sales trends deteriorate such that they are unable to operate profitably or repay existing debt, it could result in their financial distress, including insolvency or bankruptcy. If a significant franchisee or a significant number of our franchisees become financially distressed, our operating and financial results could be impacted through reduced or delayed royalty payments. Our success also depends on the willingness and ability of our franchisees to implement major initiatives, which may include financial investment. Our franchisees may be unable to successfully implement strategies that we believe are necessary for their further growth, which in turn may harm the growth prospects and financial condition of the company. Additionally, the failure of our franchisees to focus on the fundamentals of restaurant operations, such as quality service and cleanliness (even if such failures do not rise to the level of breaching the related franchise documents), could have a negative impact on our business.

Our franchisees could take actions that could harm our business and may not accurately report sales.

Our franchisees are contractually obligated to operate their restaurants in accordance with the operations, safety, and health standards set forth in our agreements with them and applicable laws. However, although we will attempt to properly train and support all our franchisees, they are independent third parties whom we do not control. The franchisees own, operate, and oversee the daily operations of their restaurants, and their employees are not our employees. Accordingly, their actions are outside of our control. Although we have developed criteria to evaluate and screen prospective franchisees, we cannot be certain that our franchisees will have the business acumen or financial resources necessary to operate successful franchises at their approved locations, and state franchise laws may limit our ability to terminate or not renew these franchise agreements. Moreover, despite our training, support and monitoring, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and adequately train qualified managers and other restaurant personnel. The failure of our franchisees to operate their franchises in accordance with our standards or applicable law, actions taken by their employees or a negative publicity event at one of our franchised restaurants or involving one of our franchisees could have a material adverse effect on our reputation, our brands, our ability to attract prospective franchisees, our company-owned restaurants, and our business, financial condition or results of operations.

Franchisees typically use a point of sale, or POS, cash register system to record all sales transactions at the restaurant. We require franchisees to use a specific brand or model of hardware or software components for their restaurant system. Currently, franchisees report sales manually and electronically, but we do not have the ability to verify all sales data electronically by accessing their POS cash register systems. We have the right under our franchise agreement to audit franchisees to verify sales information provided to us, and we have the ability to indirectly verify sales based on purchasing information. However, franchisees may underreport sales, which would reduce royalty income otherwise payable to us and adversely affect our operating and financial results.

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If we fail to identify, recruit and contract with a sufficient number of qualified franchisees, our ability to open new franchised restaurants and increase our revenues could be materially adversely affected.

The opening of additional franchised restaurants depends, in part, upon the availability of prospective franchisees who meet our criteria. Most of our franchisees open and operate multiple restaurants, and our growth strategy requires us to identify, recruit and contract with a significant number of new franchisees each year. We may not be able to identify, recruit or contract with suitable franchisees in our target markets on a timely basis or at all. In addition, our franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us, or they may elect to cease restaurant development for other reasons. If we are unable to recruit suitable franchisees or if franchisees are unable or unwilling to open new restaurants as planned, our growth may be slower than anticipated, which could materially adversely affect our ability to increase our revenues and materially adversely affect our business, financial condition and results of operations.

If we fail to open new domestic and international franchisee-owned restaurants on a timely basis, our ability to increase our revenues could be materially adversely affected.

A significant component of our growth strategy includes the opening of new domestic and international franchised restaurants. Our franchisees face many challenges associated with opening new restaurants, including:

●	identification and availability of suitable restaurant locations with the appropriate size; visibility; traffic patterns; local residential neighborhood, retail and business attractions; and infrastructure that will drive high levels of customer traffic and sales per restaurant;

●	competition with other restaurants and retail concepts for potential restaurant sites and anticipated commercial, residential and infrastructure development near new or potential restaurants;

●	ability to negotiate acceptable lease arrangements;

●	availability of financing and ability to negotiate acceptable financing terms;

●	recruiting, hiring and training of qualified personnel;

●	construction and development cost management;

●	completing their construction activities on a timely basis;

●	obtaining all necessary governmental licenses, permits and approvals and complying with local, state and federal laws and regulations to open, construct or remodel and operate our franchised restaurants;

●	unforeseen engineering or environmental problems with the leased premises;

●	avoiding the impact of adverse weather during the construction period; and

●	other unanticipated increases in costs, delays or cost overruns.

As a result of these challenges, our franchisees may not be able to open new restaurants as quickly as planned or at all. Our franchisees have experienced, and expect to continue to experience, delays in restaurant openings from time to time and have abandoned plans to open restaurants in various markets on occasion. Any delays or failures to open new restaurants by our franchisees could materially and adversely affect our growth strategy and our results of operations.

Our growth strategy includes pursuing opportunistic acquisitions of additional brands, and we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire.

As part of our growth strategy, we intend to opportunistically acquire new brands and restaurant concepts. Although we believe that opportunities for future acquisitions may be available from time to time, competition for acquisition candidates may exist or increase in the future. Consequently, there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire, manage or successfully integrate additional brands or restaurant concepts without substantial costs, delays or operational or financial problems.

The difficulties of integration include coordinating and consolidating geographically separated systems and facilities, integrating the management and personnel of the acquired brands, maintaining employee morale and retaining key employees, implementing our management information systems and financial accounting and reporting systems, establishing and maintaining effective internal control over financial reporting, and implementing operational procedures and disciplines to control costs and increase profitability.

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In the event we are able to acquire additional brands or restaurant concepts, the integration and operation of such acquisitions may place significant demands on our management, which could adversely affect our ability to manage our existing restaurants. In addition, we may be required to obtain additional financing to fund future acquisitions, but there can be no assurance that we will be able to obtain additional financing on acceptable terms or at all.

We may not achieve our target development goals and the addition of new franchised restaurants may not be profitable.

Our growth strategy depends in part on our ability to add franchisees and our franchisees’ ability to increase our net restaurant count in domestic and international markets. The successful development and retention of new restaurants depends in large part on our ability to attract franchisee investment commitments and the ability of our franchisees to open new restaurants and operate these restaurants profitably. We cannot guarantee that we or our current or future franchisees will be able to achieve our expansion goals or that new restaurants will be operated profitably. Further, there is no assurance that any new restaurant will produce operating results similar to those of our franchisees’ existing restaurants.

Expansion into target markets could also be affected by our franchisees’ ability to obtain financing to construct and open new restaurants. If it becomes more difficult or more expensive for our franchisees to obtain financing to develop new restaurants, the expected growth rate of our system could slow, and our future revenues and operating cash flows could be adversely impacted.

Opening new franchise restaurants in existing markets and aggressive development could cannibalize existing sales and may negatively affect sales at existing franchised restaurants.

We intend to continue opening new franchised restaurants in our existing markets as a core part of our growth strategy. Expansion in existing markets may be affected by local economic and market conditions. Further, the customer target area of our franchisees’ restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which our franchisees’ restaurants already exist could adversely affect the sales of these existing franchised restaurants. Our franchisees may selectively open new restaurants in and around areas of existing franchised restaurants. Sales cannibalization between restaurants may become significant in the future as we continue to expand our operations and could affect sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations. There can be no assurance that sales cannibalization will not occur or become more significant in the future as we increase our presence in existing markets.

The number of new franchised restaurants that actually open in the future may differ materially from the number of signed commitments from potential new franchisees.

The number of new franchised restaurants that actually open in the future may differ materially from the number of signed commitments from potential new franchisees. Historically, a portion of our commitments sold have not ultimately opened as new franchised restaurants. The historic conversion rate of signed commitments to new franchised locations may not be indicative of the conversion rates we will experience in the future and the total number of new franchised restaurants actually opened in the future may differ materially from the number of signed commitments disclosed at any point in time.

Termination of development agreements with certain franchisees could adversely impact our revenues.

We enter into development agreements with certain franchisees that plan to open multiple restaurants in a designated area. These franchisees are granted certain rights with respect to specified territories, and at their discretion, these franchisees may open more restaurants than specified in their agreements. The termination of development agreements with a franchisee or a lack of expansion by these franchisees could result in the delay of the development of franchised restaurants, discontinuation or an interruption in the operation of one of our brands in a particular market or markets. We may not be able to find another operator to resume development activities in such market or markets. While termination of development agreements may result in a short-term recognition of forfeited deposits as revenue, any such development delay, discontinuation or interruption would result in a delay in, or loss of, long-term royalty income to us by way of reduced sales and could materially and adversely affect our business, financial condition or results of operations.

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Our brands may be limited or diluted through franchisee and third-party activity.

Although we monitor and regulate franchisee activities under the terms of our franchise agreements, franchisees or other third parties may refer to or make statements about our brands that do not make proper use of our trademarks or required designations, that improperly alter trademarks or branding, or that are critical of our brands or place our brands in a context that may tarnish our reputation. This may result in dilution of, or harm to, our intellectual property or the value of our brands. Franchisee noncompliance with the terms and conditions of our franchise agreements may reduce the overall goodwill of our brands, whether through the failure to meet health and safety standards, engage in quality control or maintain product consistency, or through the participation in improper or objectionable business practices. Moreover, unauthorized third parties may use our intellectual property to trade on the goodwill of our brands, resulting in consumer confusion or dilution. Any reduction of our brands’ goodwill, consumer confusion, or dilution is likely to impact sales, and could materially and adversely impact our business and results of operations.

Our success depends substantially on our corporate reputation and on the value and perception of our brands.

Our success depends in large part upon our and our franchisees’ ability to maintain and enhance the value of our brands and our customers’ loyalty to our brands. Brand value is based in part on consumer perceptions on a variety of subjective qualities. Business incidents, whether isolated or recurring, and whether originating from us, franchisees, competitors, suppliers or distributors, can significantly reduce brand value and consumer trust, particularly if the incidents receive considerable publicity or result in litigation. For example, our brands could be damaged by claims or perceptions about the quality or safety of our products or the quality or reputation of our suppliers, distributors or franchisees, regardless of whether such claims or perceptions are true. Similarly, entities in our supply chain may engage in conduct, including alleged human rights abuses or environmental wrongdoing, and any such conduct could damage our or our brands’ reputations. Any such incidents (even if resulting from actions of a competitor or franchisee) could cause a decline directly or indirectly in consumer confidence in, or the perception of, our brands and/or our products and reduce consumer demand for our products, which would likely result in lower revenues and profits. Additionally, our corporate reputation could suffer from a real or perceived failure of corporate governance or misconduct by a company officer, or an employee or representative of us or a franchisee.

Our success depends in part upon successful advertising and marketing campaigns and franchisee support of such advertising and marketing campaigns.

We believe our brands are critical to our business. We expend resources in our marketing efforts using a variety of media, including social media. We expect to continue to conduct brand awareness programs and customer initiatives to attract and retain customers. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than us. Should our competitors increase spending on marketing and advertising, or should our advertising and promotions be less effective than our competitors, our business, financial condition and results of operations could be materially adversely affected.

The support of our franchisees is critical for the success of our advertising and marketing campaigns we seek to undertake, and the successful execution of these campaigns will depend on our ability to maintain alignment with our franchisees. Our franchisees are required to spend approximately 1%-3% of net sales directly on local advertising or contribute to a local fund managed by franchisees in certain market areas to fund the purchase of advertising media. Our franchisees are also required to contribute a percentage of their net sales to a national fund to support the development of new products, brand development and national marketing programs. In addition, we, our franchisees and other third parties have contributed additional advertising funds in the past. While we maintain control over advertising and marketing materials and can mandate certain strategic initiatives pursuant to our franchise agreements, we need the active support of our franchisees if the implementation of these initiatives is to be successful. Additional advertising funds are not contractually required, and we, our franchisees and other third parties may choose to discontinue contributing additional funds in the future. Any significant decreases in our advertising and marketing funds or financial support for advertising activities could significantly curtail our marketing efforts, which may in turn materially adversely affect our business, financial condition and results of operations.

Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could adversely impact our business.

In recent years, there has been a marked increase in the use of social media platforms, including blogs, chat platforms, social media websites, and other forms of Internet based communications which allow individuals access to a broad audience of consumers and other interested persons. The rising popularity of social media and other consumer-oriented technologies has increased the speed and accessibility of information dissemination. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms at any time may be adverse to our interests and/or may be inaccurate. The dissemination of information via social media could harm our business, reputation, financial condition, and results of operations, regardless of the information’s accuracy. The damage may be immediate without affording us an opportunity for redress or correction.

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In addition, social media is frequently used to communicate with our customers and the public in general. Failure by us to use social media effectively or appropriately, particularly as compared to our brands’ respective competitors, could lead to a decline in brand value, customer visits and revenue. Other risks associated with the use of social media include improper disclosure of proprietary information, negative comments about our brands, exposure of personally identifiable information, fraud, hoaxes or malicious dissemination of false information. The inappropriate use of social media by our customers or employees could increase our costs, lead to litigation or result in negative publicity that could damage our reputation and adversely affect our results of operations.

Negative publicity relating to one of our franchised restaurants could reduce sales at some or all of our other franchised restaurants.

Our success is dependent in part upon our ability to maintain and enhance the value of our brands, consumers’ connection to our brands and positive relationships with our franchisees. We may, from time to time, be faced with negative publicity relating to food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our franchisees or their suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether we are held to be responsible. The negative impact of adverse publicity relating to one franchised restaurant may extend far beyond that restaurant or franchisee involved to affect some or all of our other franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can regulate them, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents. A similar risk exists with respect to unrelated food service businesses, if consumers associate those businesses with our own operations. Additionally, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on our business, financial condition and results of operations. Consumer demand for our products and our brands’ value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in us or our products, which would likely result in lower sales and could have a material adverse effect on our business, financial condition and results of operations.

Failure to protect our service marks or other intellectual property could harm our business.

We regard our Fatburger®, Buffalo’s Cafe®, Ponderosa®, Bonanza®, Hurricane®, and Yalla Mediterranean® service marks, and other service marks and trademarks related to our franchise restaurant businesses, as having significant value and being important to our marketing efforts. We rely on a combination of protections provided by contracts, copyrights, patents, trademarks, service marks and other common law rights, such as trade secret and unfair competition laws, to protect our franchised restaurants and services from infringement. We have registered certain trademarks and service marks in the U.S. and foreign jurisdictions. However, from time to time we become aware of names and marks identical or confusingly similar to our service marks being used by other persons. Although our policy is to oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks could diminish the value of our brands and adversely affect our business. In addition, effective intellectual property protection may not be available in every country in which our franchisees have, or intend to open or franchise, a restaurant. There can be no assurance that these protections will be adequate and defending or enforcing our service marks and other intellectual property could result in the expenditure of significant resources. We may also face claims of infringement that could interfere with the use of the proprietary knowhow, concepts, recipes, or trade secrets used in our business. Defending against such claims may be costly, and we may be prohibited from using such proprietary information in the future or forced to pay damages, royalties, or other fees for using such proprietary information, any of which could negatively affect our business, reputation, financial condition, and results of operations.

If our franchisees are unable to protect their customers’ credit card data and other personal information, our franchisees could be exposed to data loss, litigation, and liability, and our reputation could be significantly harmed.

Privacy protection is increasingly demanding, and the use of electronic payment methods and collection of other personal information expose our franchisees to increased risk of privacy and/or security breaches as well as other risks. The majority of our franchisees’ restaurant sales are by credit or debit cards. In connection with credit or debit card transactions in-restaurant, our franchisees collect and transmit confidential information by way of secure private retail networks. Additionally, our franchisees collect and store personal information from individuals, including their customers and employees.

Although our franchisees use secure private networks to transmit confidential information and debit card sales, their security measures and those of technology vendors may not effectively prohibit others from obtaining improper access to this information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect for long periods of time, which may cause a breach to go undetected for an extensive period of time. Advances in computer and software capabilities, new tools, and other developments may increase the risk of such a breach. Further, the systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payment themselves, all of which can put electronic payment at risk, are determined and controlled by the payment card industry, not by us, through enforcement of compliance with the Payment Card Industry-Data Security Standards. Our franchisees must abide by the Payment Card Industry-Data Security Standards, as modified from time to time, in order to accept electronic payment transactions. Furthermore, the payment card industry is requiring vendors to become compatible with smart chip technology for payment cards, referred to as EMV-Compliant, or else bear full responsibility for certain fraud losses, referred to as the EMV Liability Shift, which could adversely affect our business. To become EMV-Compliant, merchants must utilize EMV-Compliant payment card terminals at the point of sale and also obtain a variety of certifications.

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If a person is able to circumvent our franchisees’ security measures or those of third parties, he or she could destroy or steal valuable information or disrupt our operations. Our franchisees may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and our franchisees may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause our franchisees to incur significant unplanned expenses, which could have an adverse impact on our financial condition, results of operations and cash flows. Further, adverse publicity resulting from these allegations could significantly harm our reputation and may have a material adverse effect on us and our franchisees’ business.

We and our franchisees rely on computer systems to process transactions and manage our business, and a disruption or a failure of such systems or technology could harm our ability to effectively manage our business.

Network and information technology systems are integral to our business. We utilize various computer systems, including our franchisee reporting system, by which our franchisees report their weekly sales and pay their corresponding royalty fees and required advertising fund contributions. When sales are reported by a franchisee, a withdrawal for the authorized amount is initiated from the franchisee’s bank on a set date each week based on net sales during the week ended the prior Sunday. This system is critical to our ability to accurately track sales and compute royalties and advertising fund contributions and receive timely payments due from our franchisees. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Despite the implementation of protective measures, our systems are subject to damage and/or interruption as a result of power outages, computer and network failures, computer viruses and other disruptive software, security breaches, catastrophic events, and improper usage by employees. Such events could result in a material disruption in operations, a need for a costly repair, upgrade or replacement of systems, or a decrease in, or in the collection of, royalties and advertising fund contributions paid to us by our franchisees. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability which could materially affect our results of operations. It is also critical that we establish and maintain certain licensing and software agreements for the software we use in our day-to-day operations. A failure to procure or maintain these licenses could have a material adverse effect on our business operations.

Failure in our information technology and storage systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and maintain operations depends on the continued and uninterrupted performance of our information technology (“IT”) systems. IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our and our vendors’ servers are potentially vulnerable to physical or electronic break-ins, including cyber-attacks, computer viruses and similar disruptive problems. These events could lead to the unauthorized access, disclosure and use of non-public information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. As a result, we may not be able to address these techniques proactively or implement adequate preventative measures. If our computer systems are compromised, we could be subject to fines, damages, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business. Despite precautionary measures to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business.

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We may engage in litigation with our franchisees.

Although we believe we generally enjoy a positive working relationship with the vast majority of our franchisees, the nature of the franchisor-franchisee relationship may give rise to litigation with our franchisees. In the ordinary course of business, we are the subject of complaints or litigation from franchisees, usually related to alleged breaches of contract or wrongful termination under the franchise arrangements. We may also engage in future litigation with franchisees to enforce the terms of our franchise agreements and compliance with our brand standards as determined necessary to protect our brands, the consistency of our products and the customer experience. We may also engage in future litigation with franchisees to enforce our contractual indemnification rights if we are brought into a matter involving a third party due to the franchisee’s alleged acts or omissions. In addition, we may be subject to claims by our franchisees relating to our franchise disclosure document, including claims based on financial information contained in our franchise disclosure document. Engaging in such litigation may be costly and time-consuming and may distract management and materially adversely affect our relationships with franchisees and our ability to attract new franchisees. Any negative outcome of these or any other claims could materially adversely affect our results of operations as well as our ability to expand our franchise system and may damage our reputation and brands. Furthermore, existing and future franchise-related legislation could subject us to additional litigation risk in the event we terminate or fail to renew a franchise relationship.

The retail food industry in which we operate is highly competitive.

The retail food industry in which we operate is highly competitive with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. If consumer or dietary preferences change, if our marketing efforts are unsuccessful, or if our franchisees’ restaurants are unable to compete successfully with other retail food outlets in new and existing markets, our business could be adversely affected. We also face growing competition as a result of convergence in grocery, convenience, deli and restaurant services, including the offering by the grocery industry of convenient meals, including pizzas and entrees with side dishes. Competition from delivery aggregators and other food delivery services has also increased in recent years, particularly in urbanized areas. Increased competition could have an adverse effect on our sales, profitability or development plans, which could harm our financial condition and operating results.

Shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

The food products sold by our franchisees are sourced from a variety of domestic and international suppliers. We, along with our franchisees, are also dependent upon third parties to make frequent deliveries of food products and supplies that meet our specifications at competitive prices. Shortages or interruptions in the supply of food items and other supplies to our franchisees’ restaurants could adversely affect the availability, quality and cost of items we use and the operations of our franchisees’ restaurants. Such shortages or disruptions could be caused by inclement weather, natural disasters, increased demand, problems in production or distribution, restrictions on imports or exports, the inability of vendors to obtain credit, political instability in the countries in which suppliers and distributors are located, the financial instability of suppliers and distributors, suppliers’ or distributors’ failure to meet our standards, product quality issues, inflation, the price of gasoline, other factors relating to the suppliers and distributors and the countries in which they are located, food safety warnings or advisories or the prospect of such pronouncements, the cancellation of supply or distribution agreements or an inability to renew such arrangements or to find replacements on commercially reasonable terms, or other conditions beyond our control or the control of our franchisees.

A shortage or interruption in the availability of certain food products or supplies could increase costs and limit the availability of products critical to our franchisees’ restaurant operations, which in turn could lead to restaurant closures and/or a decrease in sales and therefore a reduction in royalty fees to us. In addition, failure by a key supplier or distributor to our franchisees to meet its service requirements could lead to a disruption of service or supply until a new supplier or distributor is engaged, and any disruption could have an adverse effect on our franchisees and therefore our business. See “Business—Supply Chain.”

An increase in food prices may have an adverse impact on our and our franchisees’ profit margins.

Our franchisees’ restaurants depend on reliable sources of large quantities of raw materials such as protein (including beef and poultry), cheese, oil, flour and vegetables (including potatoes and lettuce). Raw materials purchased for use in our franchisees’ restaurants are subject to price volatility caused by any fluctuation in aggregate supply and demand, or other external conditions, such as weather conditions or natural events or disasters that affect expected harvests of such raw materials. As a result, the historical prices of raw materials used in the operation of our franchisees’ restaurants have fluctuated. We cannot assure you that we or our franchisees will continue to be able to purchase raw materials at reasonable prices, or that prices of raw materials will remain stable in the future. In addition, a significant increase in gasoline prices could result in the imposition of fuel surcharges by our distributors.

Because our franchisees provide competitively priced food, we may not have the ability to pass through to customers the full amount of any commodity price increases. If we and our franchisees are unable to manage the cost of raw materials or to increase the prices of products proportionately, it may have an adverse impact on our and our franchisees’ profit margins and their ability to remain in business, which would adversely affect our results of operations.

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Food safety and foodborne illness concerns may have an adverse effect on our business.

Foodborne illnesses, such as E. coli, hepatitis A, trichinosis and salmonella, occur or may occur within our system from time to time. In addition, food safety issues such as food tampering, contamination and adulteration occur or may occur within our system from time to time. Any report or publicity linking one of our franchisee’s restaurants, or linking our competitors or our industry generally, to instances of foodborne illness or food safety issues could adversely affect our brands and reputations as well as our revenues and profits, and possibly lead to product liability claims, litigation and damages. If a customer of one of our franchisees’ restaurants becomes ill as a result of food safety issues, restaurants in our system may be temporarily closed, which would decrease our revenues. In addition, instances or allegations of foodborne illness or food safety issues, real or perceived, involving our franchised restaurants, restaurants of competitors, or suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), or otherwise involving the types of food served at our franchisees’ restaurants, could result in negative publicity that could adversely affect our revenues or the sales of our franchisees. The occurrence of foodborne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain and/or lower margins for us and our franchisees.

Health concerns arising from outbreaks of viruses or other diseases may have an adverse effect on our business.

Our business could be materially and adversely affected by the outbreak of a widespread health epidemic. The occurrence of such an outbreak of an epidemic illness or other adverse public health developments could materially disrupt our business and operations. Such events could also significantly impact our industry and cause a temporary closure of restaurants, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

Furthermore, viruses may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which could adversely affect restaurant guest traffic or the ability to adequately staff franchised restaurants. We could also be adversely affected if jurisdictions in which our franchisees’ restaurants operate impose mandatory closures, seek voluntary closures or impose restrictions on operations of restaurants. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or health risk may affect our business.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits that could adversely affect our results of operations.

Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming certain menu offerings. These changes have resulted in, and may continue to result in, laws and regulations requiring us to disclose the nutritional content of our food offerings, and they have resulted, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information or have enacted legislation restricting the use of certain types of ingredients in restaurants. These requirements may be different or inconsistent with requirements under the Patient Protection and Affordable Care Act of 2010 (which we refer to as the “PPACA”), which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the PPACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. These inconsistencies could be challenging for us to comply with in an efficient manner. The PPACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. An unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our products and materially adversely affect our business, financial condition and results of operations.

Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes. We cannot predict the impact of the new nutrition labeling requirements under the PPACA until final regulations are promulgated. The risks and costs associated with nutritional disclosures on our menus could also impact our operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among our own restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third-party suppliers.

Our business may be adversely impacted by changes in consumer discretionary spending and general economic conditions.

Purchases at our franchisees’ restaurants are generally discretionary for consumers and, therefore, our results of operations are susceptible to economic slowdowns and recessions. Our results of operations are dependent upon discretionary spending by consumers of our franchisees’ restaurants, which may be affected by general economic conditions globally or in one or more of the markets we serve. Some of the factors that impact discretionary consumer spending include unemployment rates, fluctuations in the level of disposable income, the price of gasoline, stock market performance and changes in the level of consumer confidence. These and other macroeconomic factors could have an adverse effect on sales at our franchisees’ restaurants, which could lead to an adverse effect on our profitability or development plans and harm our financial condition and operating results.

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Our expansion into international markets exposes us to a number of risks that may differ in each country where we have franchised restaurants.

We currently have franchised restaurants in Canada, China, Qatar, Taiwan, Iraq, the United Kingdom, Indonesia, Tunisia, Singapore, Philippines, Panama, the United Arab Emirates, Kuwait, Saudi Arabia, Malaysia, Japan, Pakistan, and Egypt and plan to continue to grow internationally. Expansion in international markets may be affected by local economic and market as well as geopolitical conditions. Therefore, as we expand internationally, our franchisees may not experience the operating margins we expect, and our results of operations and growth may be materially and adversely affected. Our financial condition and results of operations may be adversely affected if global markets in which our franchised restaurants compete are affected by changes in political, economic or other factors. These factors, over which neither our franchisees nor we have control, may include:

●	recessionary or expansive trends in international markets;
●	changing labor conditions and difficulties in staffing and managing our foreign operations;
●	increases in the taxes we pay and other changes in applicable tax laws;
●	legal and regulatory changes, and the burdens and costs of our compliance with a variety of foreign laws;
●	changes in inflation rates;
●	changes in exchange rates and the imposition of restrictions on currency conversion or the transfer of funds;
●	difficulty in protecting our brand, reputation and intellectual property;
●	difficulty in collecting our royalties and longer payment cycles;
●	expropriation of private enterprises;
●	increases in anti-American sentiment and the identification of our brands as American brands;
●	political and economic instability; and
●	other external factors.

Our international operations subject us to risks that could negatively affect our business.

A significant portion of our franchised restaurants are operated in countries and territories outside of the United States, including in emerging markets, and we intend to continue expansion of our international operations. As a result, our business is increasingly exposed to risks inherent in international operations. These risks, which can vary substantially by country, include political instability, corruption and social and ethnic unrest, as well as changes in economic conditions (including consumer spending, unemployment levels and wage and commodity inflation), the regulatory environment, income and non-income based tax rates and laws, foreign exchange control regimes, consumer preferences and the laws and policies that govern foreign investment in countries where our franchised restaurants are operated. In addition, our franchisees do business in jurisdictions that may be subject to trade or economic sanction regimes. Any failure to comply with such sanction regimes or other similar laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of business licenses, or a cessation of operations at our franchisees’ businesses, as well as damage to our and our brands’ images and reputations, all of which could harm our profitability.

Foreign currency risks and foreign exchange controls could adversely affect our financial results.

Our results of operations and the value of our foreign assets are affected by fluctuations in currency exchange rates, which may adversely affect reported earnings. More specifically, an increase in the value of the U.S. dollar relative to other currencies could have an adverse effect on our reported earnings. Our Canadian franchisees pay us franchise fees as a percentage of sales denominated in Canadian dollars, which are then converted to U.S. dollars at the prevailing exchange rate. This exposes us to risk of an increase in the value of the U.S. dollar relative to the Canadian dollar. There can be no assurance as to the future effect of any changes in currency exchange rates on our results of operations, financial condition or cash flows.

We depend on key executive management.

We depend on the leadership and experience of our relatively small number of key executive management personnel, and in particular key executive management, particularly our Chief Executive Officer, Andrew Wiederhorn. The loss of the services of any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. We do not maintain key man life insurance policies on any of our executive officers. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

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Labor shortages or difficulty finding qualified employees could slow our growth, harm our business and reduce our profitability.

Restaurant operations are highly service-oriented and our success depends in part upon our franchisees’ ability to attract, retain and motivate a sufficient number of qualified employees, including restaurant managers and other crew members. The market for qualified employees in our industry is very competitive. Any future inability to recruit and retain qualified individuals may delay the planned openings of new restaurants by our franchisees and could adversely impact our existing franchised restaurants. Any such delays, material increases in employee turnover rate in existing franchised restaurants or widespread employee dissatisfaction could have a material adverse effect on our and our franchisees’ business and results of operations.

In addition, strikes, work slowdowns or other job actions may become more common in the United States. Although none of the employees employed by our franchisees are represented by a labor union or are covered by a collective bargaining agreement, in the event of a strike, work slowdown or other labor unrest, the ability to adequately staff our restaurants could be impaired, which could result in reduced revenue and customer claims, and may distract our management from focusing on our business and strategic priorities.

Changes in labor and other operating costs could adversely affect our results of operations.

An increase in the costs of employee wages, benefits and insurance (including workers’ compensation, general liability, property and health) could result from government imposition of higher minimum wages or from general economic or competitive conditions. In addition, competition for qualified employees could compel our franchisees to pay higher wages to attract or retain key crew members, which could result in higher labor costs and decreased profitability. Any increase in labor expenses, as well as increases in general operating costs such as rent and energy, could adversely affect our franchisees’ profit margins, their sales volumes and their ability to remain in business, which would adversely affect our results of operations.

A broader standard for determining joint employer status may adversely affect our business operations and increase our liabilities resulting from actions by our franchisees.

In 2015, the National Labor Relations Board (which we refer to as the “NLRB”) adopted a new and broader standard for determining when two or more otherwise unrelated employers may be found to be a joint employer of the same employees under the National Labor Relations Act. In addition, the general counsel’s office of the NLRB has issued complaints naming McDonald’s Corporation as a joint employer of workers at its franchisees for alleged violations of the U.S. Fair Labor Standards Act. In June 2017, the U.S. Department of Labor announced the rescission of these guidelines. However, there can be no assurance that future changes in law, regulation or policy will cause us or our franchisees to be liable or held responsible for unfair labor practices, violations of wage and hour laws, or other violations or require our franchises to conduct collective bargaining negotiations regarding employees of our franchisees. Further, there is no assurance that we or our franchisees will not receive similar complaints as McDonald’s Corporation in the future, which could result in legal proceedings based on the actions of our franchisees. In such events, our operating expenses may increase as a result of required modifications to our business practices, increased litigation, governmental investigations or proceedings, administrative enforcement actions, fines and civil liability.

We could be party to litigation that could adversely affect us by increasing our expenses, diverting management attention or subjecting us to significant monetary damages and other remedies.

We may become involved in legal proceedings involving consumer, employment, real estate related, tort, intellectual property, breach of contract, securities, derivative and other litigation. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may not be accurately estimated. Regardless of whether any such claims have merit, or whether we are ultimately held liable or settle, such litigation may be expensive to defend and may divert resources and management attention away from our operations and negatively impact reported earnings. With respect to insured claims, a judgment for monetary damages in excess of any insurance coverage could adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also adversely affect our reputation, which in turn could adversely affect our results of operations.

In addition, the restaurant industry around the world has been subject to claims that relate to the nutritional content of food products, as well as claims that the menus and practices of restaurant chains have led to customer health issues, including weight gain and other adverse effects. These concerns could lead to an increase in the regulation of the content or marketing of our products. We may also be subject to such claims in the future and, even if we are not, publicity about these matters (particularly directed at the quick service and fast casual segments of the retail food industry) may harm our reputation and adversely affect our business, financial condition and results of operations.

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We have been named as a party to purported class action and shareholder derivative lawsuits and we may be named in additional litigation, all of which could require significant management time and attention and result in significant legal expenses. An unfavorable outcome in one or more of these lawsuits could have a material adverse effect on our business, financial condition, results of operations and cash flows.

On June 7, 2018, August 2, 2018 and August 24, 2018, separate, but similar, complaints were filed against the Company, Andrew Wiederhorn, Ron Roe, Fog Cutter Capital Group, Inc., Tripoint Global Equities, LLC and members of the Company’s board of directors, alleging that the defendants are responsible for false and misleading statements and omitted material facts in connection with our initial public offering, which resulted in declines in the price of our common stock. The plaintiffs stated that they intend to certify the complaint as a class action and are seeking compensatory damages in an amount to be determined at trial.

The Company and other defendants dispute the allegations of the lawsuits and intend to vigorously defend against the claims. Regardless of the merits, the expense of defending such litigation may have a substantial impact if our insurance carrier fails to cover the cost of the litigation, and the time required to defend the actions could divert management’s attention from the day-to-day operations of our business, which could adversely affect our business and results of operations. In addition, an unfavorable outcome in such litigation in an amount which is not covered by our insurance carrier could have a material adverse effect on our business and results of operations.

Changes in, or noncompliance with, governmental regulations may adversely affect our business operations, growth prospects or financial condition.

We and our franchisees are subject to numerous laws and regulations around the world. These laws change regularly and are increasingly complex. For example, we and our franchisees are subject to:

●	The Americans with Disabilities Act in the U.S. and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.
●	The U.S. Fair Labor Standards Act, which governs matters such as minimum wages, overtime and other working conditions, as well as family leave mandates and a variety of similar state laws that govern these and other employment law matters.
●	Laws and regulations in government mandated health care benefits such as the Patient Protection and Affordable Care Act.
●	Laws and regulations relating to nutritional content, nutritional labeling, product safety, product marketing and menu labeling.
●	Laws relating to state and local licensing.
●	Laws relating to the relationship between franchisors and franchisees.
●	Laws and regulations relating to health, sanitation, food, workplace safety, child labor, including laws prohibiting the use of certain “hazardous equipment” by employees younger than the age of 18 years of age, and fire safety and prevention.
●	Laws and regulations relating to union organizing rights and activities.
●	Laws relating to information security, privacy, cashless payments, and consumer protection.
●	Laws relating to currency conversion or exchange.
●	Laws relating to international trade and sanctions.
●	Tax laws and regulations.
●	Antibribery and anticorruption laws.
●	Environmental laws and regulations.
●	Federal and state immigration laws and regulations in the U.S.

Compliance with new or existing laws and regulations could impact our operations. The compliance costs associated with these laws and regulations could be substantial. Any failure or alleged failure to comply with these laws or regulations by our franchisees or indirectly by us could adversely affect our reputation, international expansion efforts, growth prospects and financial results or result in, among other things, litigation, revocation of required licenses, internal investigations, governmental investigations or proceedings, administrative enforcement actions, fines and civil and criminal liability. Publicity relating to any such noncompliance could also harm our reputation and adversely affect our revenues.

Failure to comply with antibribery or anticorruption laws could adversely affect our business operations.

The U.S. Foreign Corrupt Practices Act and other similar applicable laws prohibiting bribery of government officials and other corrupt practices are the subject of increasing emphasis and enforcement around the world. Although we have implemented policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors, agents, franchisees or other third parties will not take actions in violation of our policies or applicable law, particularly as we expand our operations in emerging markets and elsewhere. Any such violations or suspected violations could subject us to civil or criminal penalties, including substantial fines and significant investigation costs, and could also materially damage our reputation, brands, international expansion efforts and growth prospects, business and operating results. Publicity relating to any noncompliance or alleged noncompliance could also harm our reputation and adversely affect our revenues and results of operations.

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Tax matters, including changes in tax rates, disagreements with taxing authorities and imposition of new taxes could impact our results of operations and financial condition.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value added, net worth, property, withholding and franchise taxes in both the U.S. and various foreign jurisdictions. We are also subject to regular reviews, examinations and audits by the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other taxing authorities with respect to such income and non-income-based taxes inside and outside of the U.S. If the IRS or another taxing authority disagrees with our tax positions, we could face additional tax liabilities, including interest and penalties. Payment of such additional amounts upon final settlement or adjudication of any disputes could have a material impact on our results of operations and financial position.

In addition, we are directly and indirectly affected by new tax legislation and regulation and the interpretation of tax laws and regulations worldwide. Changes in legislation, regulation or interpretation of existing laws and regulations in the U.S. and other jurisdictions where we are subject to taxation could increase our taxes and have an adverse effect on our operating results and financial condition.

Conflict or terrorism could negatively affect our business.

We cannot predict the effects of actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against any foreign state or group located in a foreign state or heightened security requirements on local, regional, national or international economies or consumer confidence. Such events could negatively affect our business, including by reducing customer traffic or the availability of commodities.

Risks Related to Our Company and Our Organizational Structure

We will be included in FCCG’s consolidated group for federal income tax purposes and, as a result, may be liable for any shortfall in FCCG’s federal income tax payments

For so long as Fog Cutter Capital Group, Inc. (“FCCG”) continues to own at least 80% of the total voting power and value of our capital stock, we expect to be included in FCCG’s consolidated group for federal income tax purposes. By virtue of its controlling ownership and the Tax Sharing Agreement that we have entered into with FCCG, FCCG effectively controls all of our tax decisions. Moreover, notwithstanding the Tax Sharing Agreement, federal tax law provides that each member of a consolidated group is jointly and severally liable for the group’s entire federal income tax obligation. Thus, to the extent FCCG or other members of the group fail to make any federal income tax payments required of them by law, we would be liable for the shortfall. Similar principles generally apply for income tax purposes in some state, local and foreign jurisdictions.

We are controlled by FCCG, whose interests may differ from those of our public stockholders, and may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

FCCG controls approximately 81.9% of the combined voting power of our Common Stock. FCCG will, for the foreseeable future, have significant influence over corporate management and affairs, and will be able to control virtually all matters requiring stockholder approval. FCCG is able to, subject to applicable law, elect a majority of the members of our Board of Directors and control actions to be taken by us, including amendments to our certificate of incorporation and bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. It is possible that the interests of FCCG may in some circumstances conflict with our interests and the interests of our other stockholders. For example, FCCG may have different tax positions from us, especially in light of the Tax Sharing Agreement, that could influence its decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authority to our tax reporting positions may take into consideration FCCG’s tax or other considerations, which may differ from the considerations of us or our other stockholders. See “Note 8. Income Taxes” to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

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We are a “controlled company” within the meaning of the NASDAQ listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

Because of the aggregate voting power of FCCG, we are considered a “controlled company” for the purposes of the listing standards of The Nasdaq Stock Market LLC. As such, we are exempt from certain corporate governance requirements of NASDAQ, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors. We do not currently rely on these exemptions and have the same requisite independent directors and board committee structure as non-controlled companies, but we may in the future choose to not maintain a majority of independent directors or compensation and nominating and corporate governance committees consisting entirely of independent directors. Accordingly, in the future you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Our anti-takeover provisions could prevent or delay a change in control of our company, even if such change in control would be beneficial to our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such change in control would be beneficial to our stockholders. These provisions include:

●	net operating loss protective provisions, which require that any person wishing to become a “5% shareholder” (as defined in our certificate of incorporation) must first obtain a waiver from our board of directors, and any person that is already a “5% shareholder” of ours cannot make any additional purchases of our stock without a waiver from our board of directors;
●	authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;
●	limiting the ability of stockholders to call special meetings or amend our bylaws;
●	providing for a classified board of directors with staggered, three-year terms;
●	requiring all stockholder actions to be taken at a meeting of our stockholders; and
●	establishing advance notice and duration of ownership requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

In addition, the Delaware General Corporation Law, or the DGCL, to which we are subject, prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of our common stock.

We may issue additional shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock and the Series B Preferred Stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Stock and the Series B Preferred Stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Common Stock and the Series B Preferred Stock.

The provision of our certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

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Risks Related to Ownership of Our Common Stock

A limited public trading market may cause volatility in the price of our Common Stock.

While our Common Stock is listed on the Nasdaq Capital Market, there can be no assurance that our Common Stock will continue to be quoted on NASDAQ or that a meaningful, consistent and liquid trading market will exist in the future. As a result, our stockholders may not be able to sell or liquidate their holdings of Common Stock received upon exercise of the Warrants in a timely manner or at the then-prevailing trading price of our Common Stock. In addition, sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

If our operating and financial performance in any given period does not meet the guidance that we provide to the public, our stock price may decline.

We may provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in our public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts or if we reduce our guidance for future periods, the market price of our Common Stock may decline as well.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our Common Stock, the price of our Common Stock could decline.

The trading market for our Common Stock relies in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our Common Stock could decline. If one or more of these analysts cease to cover our Common Stock, we could lose visibility in the market for our stock, which in turn could cause our Common Stock price to decline.

Taking advantage of the reduced disclosure requirements applicable to “emerging growth companies” may make our Common Stock less attractive to investors.

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;
●	be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (which we refer to as the “Dodd-Frank Act”);
●	be exempt from certain disclosure requirements of the Dodd-Frank Act relating to compensation of its executive officers and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”); and
●	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

We currently take advantage of each of the exemptions described above. We have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 107(b) of the JOBS Act. Investors may find our Common Stock less attractive if we continue to rely on these exemptions, and taking advantage of these exemptions may result in a less active trading or more volatility in the price of our Common Stock.

Our ability to pay regular dividends to our stockholders is subject to the discretion of our Board of Directors and may be limited by our holding company structure and applicable provisions of Delaware law.

Our board of directors may, in its sole discretion, decrease the amount or frequency of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our operating subsidiaries to generate earnings and cash flows and distribute them to us so that we may pay dividends to our stockholders. Our ability to pay dividends will be subject to our consolidated operating results, cash requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to our stockholders, our compliance with covenants and financial ratios related to existing or future indebtedness, and our other agreements with third parties. In addition, each of the companies in the corporate chain must manage its assets, liabilities and working capital in order to meet all of its cash obligations, including the payment of dividends or distributions.

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USE OF PROCEEDS

Our estimated net proceeds from this Offering are approximately $27,550,000, assuming the sale of the maximum offering size or an aggregate offering price of $25.00 per share, and after deducting commissions and estimated expenses of the offering.

We intend to use the net proceeds that we receive from this offering as follows: (i) $22,000,000 to repay our Term loan debt and (ii) $5,550,000 for general corporate purposes and possible future acquisitions and growth opportunities. Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

These amounts assume that at least $27,550,000 in net proceeds is raised in the Offering. If less than $27,550,000 is raised in the Offering, the amounts allocated to general corporate purposes and possible future acquisitions and growth opportunities would be reduced first. If less than $22,000,000 in net proceeds is raised in the Offering, we would first use the net amount raised to repay portions of our Term loan debt.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2019:

●	On an actual basis; and

●	As adjusted to give effect to the sale of the maximum Offering size, or $30,000,000 in aggregate principal amount of Series B Preferred Stock pursuant to this Offering and the application of the net proceeds therefrom, but without giving effect to the exercise of the Warrants that are issued in the Offering.

This information should be read together with our consolidated financial statements and other financial information set forth herein and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 incorporated by reference in this Offering Circular.

	As of March 31, 2019
(unaudited, $ in thousands, except share data)	Actual	As Adjusted for Preferred Offering (1)

Cash	$690	$6,240
		-
Liabilities
Accrued interest payable	709	21
Dividend payable on mandatorily redeemable preferred shares	453	453
Term loan, net	19,757	-
Series Preferred B, net	-	27,550
Mandatorily redeemable preferred shares, net	14,207	14,207
Deferred dividend payable on mandatorily redeemable preferred shares	328	328

Stockholders’ equity
Common stock, $.0001 par value; 25,000,000 shares authorized; 11,807,349 issued and outstanding at March 31, 2019	10,926	10,926
Accumulated deficit	(5,728)	(7,283)
Total stockholders’ equity	5,198	3,643

Total Capitalization	$40,652	$46,202

(1)	Assumes that the Company closed on the Preferred Series B on March 31, 2019. A portion of the proceeds from the Offering would be used to repay the Term loan with the remainder of the proceeds being utilized for general corporate purposes and possible future acquisitions and growth opportunities.

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DIVIDEND POLICY

We declared the following dividends on common stock during the fiscal year ended December 30, 2018:

Declaration Date	Record Date	Payment Date	Dividend per Share	Amount of Dividend
February 8, 2018	March 30, 2018	April 16, 2018	$0.12	$1,200,000
June 27, 2018	July 6, 2018	July 16, 2018	$0.12	1,351,517
October 8, 2018	October 18, 2018	October 31, 2018	$0.12	1,362,362
				$3,913,879

Subsequently, on February 7, 2019, we declared a stock dividend equal to 2.13% on our common stock, representing the number of shares equal to $0.12 per share of common stock based on the closing price as of February 6, 2019. The stock dividend was paid on February 28, 2019 to stockholders of record as of the close of business on February 19, 2019. We issued 245,376 shares of common stock at a per share price of $5.64 in satisfaction of the dividend. No fractional shares were issued, instead we paid stockholders cash-in-lieu of shares.

The declaration and payment of future dividends on our common stock and our various series of preferred stock will be at the sole discretion of the board of directors and may be discontinued at any time. In determining the amount of any future dividends, the board of directors will take into account: (i) our consolidated financial results, available cash, future cash requirements and capital requirements, (ii) any contractual, legal, tax or regulatory restrictions on the payment of dividends to stockholders, (iii) general economic and business conditions, and (iv) any other factors that the board of directors may deem relevant. The ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of the Company or its subsidiaries.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Executive Overview

Business overview

FAT Brands Inc., formed in March 2017 as a wholly-owned subsidiary of Fog Cutter Capital Group, Inc. (“FCCG”), is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. As a franchisor, we generally do not own or operate restaurant locations, but rather generate revenue by charging franchisees initial up-front fees as well as ongoing royalties. This asset light franchisor model provides the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.

As of March 31, 2019, the Company owns the following restaurant brands: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Ponderosa and Bonanza Steakhouses, and Yalla Mediterranean. As of such date, these brands have approximately 340 locations open and approximately 200 under development in 32 countries.

Operating segments

Substantially all of our operations are comprised of franchising a growing portfolio of restaurant brands. Our growth strategy is centered on expanding the footprint of existing brands and acquiring new brands through a centralized management organization which provides substantially all executive leadership, marketing, training and accounting services. While there are variations in the brands, the nature of our business is fairly consistent across our portfolio. Consequently, our management assesses the progress of our operations as a whole, rather than by brand or location, which has become more significant as the number of brands has increased.

As part of our ongoing franchising efforts, we will, from time to time, make opportunistic acquisitions of operating restaurants in order to convert them to franchise locations. During the refranchising period, the Company may operate the restaurants.

Our chief operating decision maker (“CODM”) is our Chief Executive Officer. Our CODM reviews financial performance and allocates resources at an overall level on a recurring basis. Therefore, management has determined that the Company has one operating and reportable segment.

Results of Operations

We operate our franchising business on a 52 or a 53 week calendar, and the fiscal year ends on the last Sunday of December. Consistent with industry practice, we measure our stores’ performance based upon 7-day work weeks. Using the 52-week cycle ensures consistent weekly reporting for operations and ensures that each week has the same days, since certain days are more profitable than others. The use of this fiscal year means a 53rd week is added to the fiscal year every 5 or 6 years. In a 52-week year, all four quarters are comprised of 13 weeks. In a 53-week year, one extra week is added to the fourth quarter. Both the year 2019 and the year 2018 are 52-week years; while 2017 was a 53-week year.

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Thirteen Weeks Ended March 31, 2019 and April 1, 2018

The following table summarizes key components of our combined results of operations for the thirteen weeks ended March 31, 2019 and April 1, 2018. The results of Hurricane and Yalla were not included in the operations for the thirteen weeks ended April 1, 2018 because those subsidiaries were acquired by the Company subsequent to that date.

(In thousands)

	For the thirteen weeks ended
	March 31, 2019	April 1, 2018

Statements of operations data:

Revenues
Royalties	$3,463	$2,572
Franchise fees	313	399
Store opening fees	105	-
Advertising fees	976	596
Other revenue	16	18
Total revenues	4,873	3,585

Costs and expenses
General and administrative expenses	2,583	2,048
Advertising expenses	976	596
Refranchising restaurant costs and expenses, net of revenue	518	-
Costs and expenses	4,077	2,644

Income from operations	796	941

Other expense, net	(2,224)	(248)

(Loss) income before income tax (benefit) expense	(1,428)	693

Income tax (benefit) expense	(718)	184

Net (loss) income	$(710)	$509

Net Income - Net loss for the thirteen weeks ended March 31, 2019 totaled $710,000 consisting of revenues of $4,873,000 less costs and expenses of $4,077,000, other expense of $2,224,000 and income tax benefit of $718,000. Net income for the thirteen weeks ended April 1, 2018 totaled $509,000 consisting of revenues of $3,585,000 less costs and expenses of $2,644,000, other expense of $248,000 and income taxes of $184,000.

Revenues - Revenues consist of royalties, franchise fees, store opening fees, advertising fees and management fees. We had revenues of $4,873,000 for the thirteen weeks ended March 31, 2019 compared to $3,585,000 for the thirteen weeks ended April 1, 2018. The increase of $1,288,000 was primarily the result of an increase in royalties of $891,000 which was largely the result of the acquisition of Hurricane; and an increase in advertising revenue of $380,000.

Costs and Expenses – Costs and expenses consist primarily of general and administrative costs, advertising expense and refranchising restaurant operating costs, net of associated sales. Our costs and expenses increased from $2,644,000 in the first quarter of 2018 to $4,077,000 in the first quarter of 2019.

For the thirteen weeks ended March 31, 2019, our general and administrative expenses totaled $2,583,000. For the thirteen weeks ended April 1, 2018, our general and administrative expenses totaled $2,048,000. The increase in the amount of $535,000 was primarily the result of increases in compensation expenses and professional fees offset by nominal decreases in public company expenses.

During the first quarter of 2019, the refranchising efforts relating to Yalla resulted in restaurant operating costs and expenses, net of associated sales in the amount of $518,000. We did not have comparable refranchising activity in the prior period.

Advertising expenses totaled $976,000 during the first quarter of 2019, with $596,000 during the prior year period, representing an increase in advertising expense of $380,000. These expenses are an exact offset to the advertising fees recorded as revenue.

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Other Expense – Other expense for the thirteen weeks ended March 31, 2019 totaled $2,224,000 and consisted primarily of net interest expense of $2,117,000. Other expense for the thirteen weeks ended April 1, 2018 totaled $248,000 and consisted primarily of net interest expense of $214,000.

Income Tax Expense – We recorded an income tax benefit of $718,000 for the thirteen weeks ended March 31, 2019 and a provision for income taxes of $184,000 for the thirteen weeks ended April 1, 2018. These tax results were based on a net loss before taxes of $1,428,000 for 2019 compared to net income before taxes of $693,000 for 2018.

Fiscal Years Ended December 30, 2018 and December 31, 2017

The following table summarizes key components of our consolidated results of operations for the fiscal year ended December 30, 2018 and for the period beginning March 21, 2017 (inception) through December 31, 2017, which includes the consolidated operating results of Fatburger, Buffalo’s and Ponderosa for the period from October 20, 2017 (acquisition) through December 31, 2017. Because 2017 consisted of only a partial year of operations, meaningful comparisons with the 2018 fiscal year cannot be made.

(In thousands)

	For the fiscal years ended:
	December 30, 2018	December 31, 2017

Statements of operations data:

Revenues
Royalties	$12,097	$2,023
Franchise fees	2,136	140
Store opening fees	352	-
Advertising fees	3,182	-
Other income	600	10
Total revenues	18,367	2,173

General and administrative expenses	14,131	2,123

Income from operations	4,236	50

Other expense, net	(6,309)	(256)

Loss before income tax (benefit) expense	(2,073)	(206)

Income tax (benefit) expense	(275)	407

Net loss	$(1,798)	$(613)

Net Loss - Net loss for the 2018 fiscal year totaled $1,798,000 consisting of revenues of $18,367,000 less general and administrative expenses of $14,131,000; other expense of $6,309,000 and income tax benefit of $275,000. Net loss for the period from March 21, 2017 (inception) through December 31, 2017 (the “2017 Fiscal Year”) totaled $613,000 consisting of revenues of $2,173,000 less general and administrative expenses of $2,123,000; other expense of $256,000 and income taxes of $407,000.

Revenues - Our revenues consist of royalty fees, franchise fees, store opening fees, restaurant sales and management fees. We had revenues of $18,367,000 for the 2018 fiscal year compared to $2,173,000 in the 2017 Fiscal Year.

In 2018, our royalty fee revenue totaled $12,097,000 compared to $2,023,000 in the 2017 Fiscal Year. Royalty fee revenue in 2018 included 26 weeks of royalty fee revenue related to Hurricane without comparable revenue in 2017, and a full year of royalty revenue attributed to Fatburger, Buffalo’s and Ponderosa without comparable activity in the 2017 Fiscal Year.

In 2018, our franchise fee revenue totaled $2,136,000 compared to $140,000 in the 2017 Fiscal Year. This increase reflects the acquisition of Hurricane in July 2018 as well as the adoption of the new revenue recognition standards under ASC 606 on January 1, 2018.

Pursuant to the adoption of the new revenue recognition standards under ASC 606 on January 1, 2018, franchisee contributions to and subsequent expenditures for advertising are now record on the statement of operations. Prior to the adoption of the new revenue recognition standards under ASC 606, we did not include these contributions and expenditures in our consolidated statements of operations. In 2018, advertising fee revenue totaled were $3,182,000, without comparable activity in the 2017 Fiscal Year.

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Other income includes the income from the restaurant operations from Yalla as well as fees earned through the management of certain stores. In 2018, other income totaled $600,000, primarily due to the Yalla acquisition without comparable activity in 2017.

General and Administrative Expenses - General and administrative expenses consist primarily of compensation expense, advertising fee expense, professional fees expense and public company expense. For fiscal year ended December 31, 2018, our general and administrative expenses totaled $14,131,000 compared to $2,123,000 in the 2017 Fiscal Year.

In 2018, compensation expense totaled $5,884,000 compared to $1,337,000 in the 2017 Fiscal Year reflecting the shorter period of operations in the 2017 Fiscal Year.

Pursuant to the adoption of the new revenue recognition standards under ASC 606 on January 1, 2018, franchisee contributions to and subsequent expenditures for advertising are now record on the statement of operations. Prior to the adoption of the new revenue recognition standards under ASC 606, we did not include these contributions and expenditures in our consolidated statements of operations. In 2018, advertising expense totaled were $3,182,000, without comparable activity in the 2017 Fiscal Year.

In 2018, professional fees expense totaled $1,529,000 and public company expense totaled $1,108,000 compared to $117,000 and $273,000, respectively, in the 2017 Fiscal Year reflecting the shorter period of operations in the 2017 Fiscal Year.

Other Expense, net – Other expense, net for the 2018 fiscal year totaled $6,309,000 and consisted primarily of interest expense of $5,939,000, which was partially offset by interest income of $1,170,000, and acquisition and other non-operating costs of $1,164,000. Other expense for the 2017 Fiscal Year totaled $256,000 and consisted primarily of interest expense of $405,000 which was partially offset by interest income of $200,000.

Income Tax (Benefit) Expense – We recorded an income tax benefit of $275,000 for the 2018 fiscal year. We recorded a provision for income taxes of $407,000 for the 2017 Fiscal Year. On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJ Act”) was enacted into law. The reduction in the corporate tax rate under the TCJ Act required a one-time revaluation of our deferred tax assets and liabilities to reflect their value at the lower corporate tax rate of 21%. As a result of the Tax Reform Act, we recorded a tax expense of $505,000 due to a remeasurement of deferred tax assets and liabilities in 2017.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund business operations, acquisitions, and expansion of franchised restaurant locations and for other general business purposes. In addition to our cash on hand, our primary sources of funds for liquidity during the thirteen weeks ended March 31, 2019 consisted of net proceeds from the refinance of our long-term debt which contributed to the total cash provided by financing activities of $1,035,000.

We are involved in a world-wide expansion of franchise locations, which will require significant liquidity, primarily from our franchisees. If real estate locations of sufficient quality cannot be located and either leased or purchased, the timing of restaurant openings may be delayed. Additionally, if we or our franchisees cannot obtain capital sufficient to fund this expansion, the timing of restaurant openings may be delayed.

We also plan to acquire additional restaurant concepts. These acquisitions typically require capital investments in excess of our normal cash on hand. We would expect that future acquisitions will necessitate financing with additional debt or equity transactions. If we are unable to obtain acceptable financing, our ability to acquire additional restaurant concepts may be negatively impacted.

Comparison of Cash Flows

Thirteen Weeks Ended March 31, 2019 and April 1, 2018

Our cash balance was $690,000 as of March 31, 2019, compared to $653,000 as of December 30, 2018.

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The following table summarize key components of our consolidated cash flows for the thirteen weeks ended March 31, 2019 and April 1, 2018:

(In thousands)

For the Thirteen Weeks Ended

	March 31, 2019	April 1, 2018

Net cash (used in) provided by operating activities	$(981)	$725
Net cash used in investing activities	(23)	(82)
Net cash provided by (used in) financing activities	1,041	(660)
Increase (decrease) in cash flows	$37	$(17)

Operating Activities

Net cash provided by operating activities decreased $1,706,000 during the thirteen weeks ended March 31, 2019 compared to the same period in 2018. There were variations in the components of the cash from operations between the two periods. Our net loss in 2019 was $710,000 compared to a net income in the 2018 quarterly period of $509,000. Non-cash items included in the reported net loss for the thirteen weeks ended March 31, 2019 netted to negative $271,000 and had the effect of decreasing the net cash used in operating activities. The primary components of these adjustments included:

●	An upward adjustment due to accretion expense of a long-term loan, mandatorily redeemable preferred shares, and acquisition purchase price payable of $1,102,000 in 2019. There was no comparable activity in the 2018 quarterly period;
●	An upward adjustment due to an increase in accounts payable and accrued expenses of $1,244,000 in 2019 compared to $901,000 in the 2018 quarterly period;
●	A downward adjustment due to a decrease in accrued interest payable of $1,541,000 in 2019 compared to $405,000 in the 2018 quarterly period, primarily due to the payoff of our term loan;
●	A downward adjustment due to a decrease in accrued advertising of $536,000 in 2019 compared to $45,000 in the 2018 quarterly period.

Investing Activities

Net cash used in investing activities totaled $23,000 during the thirteen weeks ended March 31, 2019 compared to $82,000 during the 2018 quarterly period. The expenditures during both periods were related to the acquisition of equipment.

Financing Activities

Net cash provided by financing activities increased by $1,701,000 during the thirteen weeks ended March 31, 2019 compared to the comparable 2018 period. During 2019, our net cash provided by financing activities included proceeds from a new loan in the amount of $19,725,000, which was partially offset by the repayment of the term loan in the amount of $16,400,000 and increases in amounts due from affiliates of $2,282,000. During the 2018 quarterly period, our net cash used in financing activities was comprised primarily from the repayment of $657,000 of certain related party borrowings.

Fiscal Years Ended December 30, 2018 and December 31, 2017

Our cash balance was $653,000 as of December 30, 2018, compared to $32,000 as of December 31, 2017.

The following table summarize key components of our consolidated cash flows for the fiscal year ended December 30, 2018 and for the period beginning March 21, 2017 (inception) through December 31, 2017, which includes the consolidated operating results of Fatburger, Buffalo’s and Ponderosa for the period from October 20, 2017 (acquisition) through December 31, 2017. Because 2017 consisted of only a partial year of operations, meaningful comparisons with the 2018 fiscal year cannot be made:

(In thousands)

For the Fiscal Years Ended

	December 30, 2018	December 31, 2017

Net cash provided by operating activities	$1,837	$1,499
Net cash used in investing activities	(7,743)	(10,522)
Net cash provided by financing activities	6,527	9,055
Increase in cash flows	$621	$32

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Operating Activities

Net cash provided by operating activities increased $338,000 in 2018 compared to the 2017 Fiscal Year. There were variations in the components of the cash from operations between the two periods. Our net loss in 2018 was $1,798,000 compared to a net loss in the 2017 Fiscal Year of $613,000. The adjustments to reconcile these net losses to net cash provided were $3,635,000 in 2018 compared to $2,112,000 in the 2017 Fiscal Year. The primary components of the adjustments included:

●	A deferred income tax benefit of $504,000 in 2018 compared to expense of $232,000 in the 2017 Fiscal Year;
●	Shared based compensation expense of $439,000 in 2018 compared to $89,000 in the 2017 Fiscal Year;
●	Accretion expense of the term loan, mandatorily redeemable preferred shares, and acquisition purchase price payable of $624,000 in 2018. There was no comparable activity in the 2017 Fiscal Year;
●	An increase in accounts payable and accrued expenses of $2,226,000 in 2018 compared to $1,604,000 in the 2017 Fiscal Year;
●	An increase in accrued interest payable of $2,232,000 in 2018 compared to $405,000 in the 2017 Fiscal Year, primarily due to the pre-payment penalties and additional principal related to the term loan;
●	An increase in dividends payable of $619,000 in 2018 without comparable activity in the 2017 Fiscal Year; and
●

A decrease in deferred income of $1,659,000 in 2018 compared to $50,000 in the 2017 Fiscal Year related to the acquisition of Hurricane and adjustments due to the adoption of the new revenue recognition standards under ASC 606

Investing Activities

Net cash used in investing activities decreased by $2,779,000 in 2018 compared to 2017 based on the relative size of the cash portion of the purchase price of the Ponderosa and Bonanza acquisition in 2017 compared to the Hurricane and Yalla acquisition in 2018.

Financing Activities

Net cash provided by financing activities decreased by $2,528,000 in 2018 compared to 2017. During 2017, our net cash provided by financing activities included the net proceeds of our initial public offering offset by the repayment of certain related party loans. During 2018, our net cash provided by financing activities was comprised of net proceeds from the issuance of the mandatorily redeemable Series A Preferred shares and the term loan offset by the repayment of certain related party borrowings and the preferred capital investment in Homestyle Dining LLC.

Dividends

Our Board of Directors declared a stock dividend on February 7, 2019 equal to 2.13% on its common stock, representing the number of shares equal to $0.12 per share of common stock based on the closing price as of February 6, 2019. The stock dividend was paid on February 28, 2019 to stockholders of record as of the close of business on February 19, 2019. The Company issued 245,376 shares of common stock at a per share price of $5.64 in satisfaction of the dividend. No fractional shares were issued, instead the Company paid stockholders cash totaling $1,670 for fractional interests based on the market value of the common stock on the record date.

Our Board of Directors declared three cash dividends of $0.12 per share of common stock, each payable on April 16, 2018, July 16, 2018 and October 31, 2018.

On each dividend payment date, FCCG elected to reinvest all, or a significant portion of, its dividend from its common shares of the Company at the closing market price of the shares on the payment date. As a result:

●	On April 16, 2018, the Company issued 153,600 shares of common stock to FCCG at a price of $6.25 per share in satisfaction of $960,000 dividend payable.

●	On July 16, 2018, the Company issued 157,765 shares of common stock to FCCG at a price of $6.085 per share in satisfaction of $960,000 dividend payable.

●	On October 31, 2018, the Company issued 176,877 shares of common stock to FCCG at a price of $6.31 per share in satisfaction of the $1,116,091 dividend payable.

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The declaration and payment of future dividends, as well as the amount thereof, are subject to the discretion of our Board of Directors. The amount and size of any future dividends will depend upon our future results of operations, financial condition, capital levels, cash requirements and other factors. There can be no assurance that we will declare and pay dividends in future periods.

Term Loan

On July 3, 2018, the Company as borrower, and certain of the Company’s direct and indirect subsidiaries and affiliates as guarantors, entered into a new Loan and Security Agreement (the “Loan Agreement”) with FB Lending, LLC (the “Lender”). Pursuant to the Loan Agreement, the Company borrowed $16.0 million in a term loan (“Term Loan”) from the Lender. The Company used a portion of the loan proceeds to fund (i) the cash payment of $8.0 million to the members of Hurricane and closing costs in connection with the acquisition of Hurricane, and (ii) to repay borrowings of $2.0 million plus interest and fees. The Company used the remaining proceeds for general working capital purposes.

On January 29, 2019, the Company refinanced the Term Loan. The Company as borrower, and its subsidiaries and affiliates as guarantors, entered into a new Loan and Security Agreement (the “Loan and Security Agreement”) with The Lion Fund, L.P. and The Lion Fund II, L.P. (“Lion”). Pursuant to the Loan and Security Agreement, the Company borrowed $20.0 million from Lion, and utilized the proceeds to repay the existing $16.0 million term loan from FB Lending, LLC plus accrued interest and fees, and provide additional general working capital to the Company.

The loan under the Loan and Security Agreement matures on June 30, 2020. Interest on the term loan accrues at an annual fixed rate of 20.0% and is payable quarterly. The Company may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan and Security Agreement at any time upon prior notice to Lion without penalty, other than a make-whole provision providing for a minimum of six months’ interest.

In connection with the Loan and Security Agreement, the Company issued to Lion a warrant to purchase up to 1,167,404 shares of the Company’s Common Stock at $0.00979 per share (the “Lion Warrant”), exercisable only if the amounts outstanding under the Loan and Security Agreement are not repaid in full prior to October 1, 2019. If the Loan and Security Agreement is repaid in full prior to October 1, 2019, the Lion Warrant will terminate in its entirety.

As security for its obligations under the Loan Agreement, the Company granted a lien on substantially all of its assets to Lion. In addition, certain of the Company’s direct and indirect subsidiaries and affiliates entered into a Guaranty (the “Guaranty”) in favor of Lion, pursuant to which they guaranteed the obligations of the Company under the Loan and Security Agreement and granted as security for their guaranty obligations a lien on substantially all of their assets.

The Loan and Security Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, incur other indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, in each case subject to customary exceptions. The Loan and Security Agreement also includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, events that result in a material adverse effect (as defined in the Loan and Security Agreement), cross default to other material indebtedness, bankruptcy, insolvency and material judgments. The occurrence and continuance of an event of default could result in the acceleration of the Company’s obligations under the Loan and Security Agreement and an increase in the interest rate by 5.0% per annum.

Capital Expenditures

As of March 31, 2019, we do not have any material commitments for capital expenditures.

Critical Accounting Policies and Estimates

Royalties: In addition to franchise fee and store opening fee revenue, we collect a royalty calculated as a percentage of net sales from our franchisees. Royalties are recognized as revenue when the related sales are made by the franchisees. Royalties collected in advance of sales are classified as deferred income until earned.

Franchise Fees: Franchise fee revenue from the sale of individual franchises is recognized over the term of the individual franchise agreement. Unamortized non-refundable deposits collected in relation to the sale of franchises are recorded as deferred franchise fees.

The franchise fee may be adjusted at management’s discretion or in a situation involving store transfers. Deposits are non-refundable upon acceptance of the franchise application. In the event a franchisee does not comply with their development timeline for opening franchise stores, the franchise rights may be terminated, and franchise fee revenue is recognized for non-refundable deposits.

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Store opening fees: We recognize store opening fees from $35,000 to $60,000 depending on brand and domestic versus international stores, from the up-front fees collected from franchisees. The remaining balance of the up-front fees are then amortized as franchise fees over the life of the franchise agreement. If the fees collected are less than the respective store opening fee amounts, the full up-front fees are recognized at opening. The store opening fees are based on our out-of-pocket costs for each store opening and are primarily comprised of labor expenses associated with training, store design, and supply chain setup. International fees recognized are higher due to the additional cost of travel.

The store opening fee may be adjusted at management’s discretion or in a situation involving store transfers. Deposits are non-refundable upon acceptance of the franchise application. In the event a franchisee does not comply with their development timeline for opening franchise stores, the franchise rights may be terminated, and store opening fee revenue is recognized for non-refundable deposits.

Advertising: We require advertising payments based on a percent of net sales from franchisees. We also receive, from time to time, payments from vendors that are to be used for advertising. Advertising funds collected are required to be spent for specific advertising purposes. Advertising revenue and associated expense is recorded on the statement of operations. Assets and liabilities associated with the related advertising fees are consolidated on the Company’s balance sheet.

Goodwill and other intangible assets: Goodwill and other intangible assets with indefinite lives, such as trademarks, are not amortized but are reviewed for impairment annually, or more frequently if indicators arise. No impairment has been identified as of March 31, 2019.

Assets classified as held for sale: Assets are classified as held for sale when we commit to a plan to sell the asset, the asset is available for immediate sale in its present condition and an active program to locate a buyer at a reasonable price has been initiated. The sale of these assets is generally expected to be completed within one year. The combined assets are valued at the lower of their carrying amount or fair value, net of costs to sell and included as current assets on the Company’s consolidated balance sheet, net of related liabilities. Assets classified as held for sale are not depreciated. However, interest and other expenses attributable to the liabilities associated with assets classified as held for sale continue to be accrued.

Income taxes: We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.

We utilize a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon the ultimate settlement.

Share-based compensation: We have a stock option plan which provides for options to purchase shares of our common stock. For grants to employees and directors, we recognize an expense for the value of options granted at their fair value at the date of grant over the vesting period in which the options are earned. Cancellations or forfeitures are accounted for as they occur. Fair values are estimated using the Black-Scholes option-pricing model. For grants to non-employees for services, we revalue the options each reporting period while the services are being performed. The adjusted value of the options is recognized as an expense over the service period. See Note 15 in our consolidated financial statements for more details on our share-based compensation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Recently Adopted Accounting Standards

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Prior to this update, Topic 718 applied only to share-based transactions to employees. Consistent with the accounting requirements for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The Company adopted Topic 718 on December 31, 2018. The adoption of this accounting standard did not have a material effect on the Company’s consolidated financial statements.

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In July 2018, the FASB issued ASU 2018-09, Codification Improvements. This ASU makes amendments to multiple codification Topics. The transition and effective date guidance is based on the facts and circumstances of each amendment. Some of the amendments in this ASU do not require transition guidance and will be effective upon issuance of this ASU. The Company adopted ASU 2018-09 on December 31, 2018. The adoption of this ASU did not have a material effect on the Company’s financial position, results of operations, and disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring a lessee to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with a lease term of more than twelve months. Leases will continue to be classified as either financing or operating, with classification affecting the recognition, measurement and presentation of expenses and cash flows arising from a lease. This ASU is effective for interim and annual period beginning after December 15, 2018 and requires a modified retrospective approach to adoption for lessees related to capital and operating leases existing at, or entered into after, the earliest comparative period presented in the financial statements, with certain practical expedients available. The adoption of this standard on December 31, 2018 resulted in the Company recording Right of Use Assets and Lease Liabilities on its consolidated financial statements in the amount of $4,313,000 and $4,225,000, respectively. The adoption of this standard did not have a significant effect on the amount of lease expense recognized by the Company.

Recently Issued Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU adds, modifies and removes several disclosure requirements relative to the three levels of inputs used to measure fair value in accordance with Topic 820, “Fair Value Measurement.” This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently assessing the effect that this ASU will have on its financial position, results of operations, and disclosures.

The FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40). The new guidance reduces complexity for the accounting for costs of implementing a cloud computing service arrangement and aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). For public companies, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. Implementation should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The effects of this standard on the Company’s financial position, results of operations or cash flows are not expected to be material.

Off-Balance Sheet Arrangements

As of March 31, 2019 and December 30, 2018, we had no off-balance sheet arrangements.

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BUSINESS

FAT Brands Inc., formed in March 2017, is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. As a franchisor, we generally do not own or operate restaurant locations, but rather generate revenue by charging franchisees initial up-front fees as well as ongoing royalties. This asset light franchisor model provides the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.

As of March 31, 2019, we were the owner and franchisor of the following restaurant brands:

Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger StandTM) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order, customizable, big, juicy, and tasty Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, French fries, onion rings, soft-drinks and milkshakes. With a legacy spanning over 70 years, Fatburger’s dedication to superior quality inspires robust loyalty amongst its customer base and has long appealed to American cultural and social leaders. We have counted many celebrities and athletes as past franchisees and customers, and we believe this prestige has been a principal driver of the brand’s strong growth. Fatburger offers a premier dining experience, demonstrating the same dedication to serving gourmet, homemade, custom-built burgers as it has since 1947. As of March 31, 2019, there were 158 franchised and sub-franchised Fatburger locations across 5 states and 18 countries.

Buffalo’s Cafe. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is FamilyTM) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched within the Buffalo’s Cafe brand as a fast-casual, smaller footprint variant of Buffalo’s Café, offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations). As of March 31, 2019, there were 18 franchised Buffalo’s Cafe and 91 co-branded Fatburger / Buffalo’s Express locations globally.

Ponderosa & Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963 (collectively, “Ponderosa”), offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably-priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcase of USDA flame-grilled steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics. As of March 31, 2019, there were 84 Ponderosa and 14 Bonanza restaurants operating under franchise and sub-franchise agreements in 17 states and 5 countries.

Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express. As of March 31, 2019, there were 55 franchised Hurricane Grill & Wings and 4 franchised Hurricane BTWs (Hurricane’s fast-casual burgers, tacos & wings concept), across 8 states.

Yalla Mediterranean. Founded in 2014, Yalla Mediterranean is a Los Angeles-based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla” which means “let’s go” is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that includes vegetarian, vegan, gluten-free and dairy-free options accommodating customers with a wide variety of dietary needs and preferences. The brand demonstrates its commitment to the environment by using responsibly-sourced proteins and utensils, bowls and serving trays made from compostable materials. Each of Yalla’s seven locations across California also feature on-tap selections of craft beers and fine wines. We intend to sell the existing Yalla locations to franchisees and expand the business through additional franchising.

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Beyond our current brand portfolio, and the Hurricane Grill and Wings and Yalla Mediterranean acquisitions, we intend to acquire other restaurant franchise concepts that will allow us to offer additional food categories and expand our geographic footprint. In evaluating potential acquisitions, we specifically seek concepts with the following characteristics:

●	established, widely-recognized brands;
●	steady cash flows;
●	track records of long-term, sustainable operating performance;
●	good relationships with franchisees;
●	sustainable operating performance;
●	geographic diversification; and
●	growth potential, both geographically and through co-branding initiatives across our portfolio.

Leveraging our scalable management platform, we expect to achieve cost synergies post-acquisition by reducing the corporate overhead of the acquired company – most notably in the legal, accounting and finance functions. We also plan to grow the top line revenues of newly acquired brands through support from our management and systems platform, including public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support.

Our franchisee base consisted of 159 franchisees as of March 31, 2019. Of these franchisees, 131 operate in North America and 42 own multiple restaurant locations. System wide, our franchisees operated a total of 333 restaurants as of March 31, 2019, 269 of which were located in North America, with store level sales of approximately $95 million in the first quarter of 2019. As of March 31, 2019, we had commitments for development of a total of 200 new units which remain to be completed.

The FAT Brands Difference – Fresh. Authentic. Tasty.

Our name represents the values that we embrace as a company and the food that we provide to customers – Fresh. Authentic. Tasty (which we refer to as “FAT”). The success of our franchisor model is tied to consistent delivery by our restaurant operators of freshly prepared, made-to-order food that our customers desire. With the input of our customers and franchisees, we continually strive to keep a fresh perspective on our brands by enhancing our existing menu offerings and introducing appealing new menu items. When enhancing our offerings, we ensure that any changes are consistent with the core identity and attributes of our brands, although we do not intend to adapt our brands to be all things to all people. In conjunction with our restaurant operators (which means the individuals who manage and/or own our franchised restaurants), we are committed to delivering authentic, consistent brand experiences that have strong brand identity with customers. Ultimately, we understand that we are only as good as the last meal served, and we are dedicated to having our franchisees consistently deliver tasty, high-quality food and positive guest experiences in their restaurants.

In pursuing acquisitions and entering new restaurant brands, we are committed to instilling our FAT Brands values into new restaurant concepts. As our restaurant portfolio continues to grow, we believe that both our franchisees and diners will recognize and value this ongoing commitment as they enjoy a wider concept offering.

Competitive Strengths

We believe that our competitive strengths include:

●	Management Platform Built for Growth. We have developed a robust and comprehensive management and systems platform designed to support the expansion of our existing brands while enabling the accretive and efficient acquisition and integration of additional restaurant concepts. We dedicate our considerable resources and industry knowledge to promote the success of our franchisees, offering them multiple support services such as public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support. Furthermore, our platform is scalable and adaptable, allowing us to incorporate new concepts into the FAT Brands family with minimal incremental corporate costs. We intend to grow our existing brands as well as make strategic and opportunistic acquisitions that complement our existing portfolio of concepts providing an entrance into targeted restaurant segments. We believe that our platform is a key differentiator in pursuing this strategy.

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Asset Light Business Model Driving High Free Cash Flow Conversion. We maintain an asset light business model requiring minimal capital expenditures by franchising our restaurant concepts to our owner/operators. The multi-brand franchisor model also enables us to efficiently scale the number of restaurant locations with very limited incremental corporate overhead and minimal exposure to store-level risk, such as long-term real estate commitments and increases in employee wage costs. Our multi-brand approach also gives us the organizational depth to provide a host of services to our franchisees, which we believe enhances their financial and operational performance. As a result, new store growth and accelerating financial performance of the FAT Brands network drive increases in our initial up-front fee and royalty revenue streams while expanding profit and free cash flow margins.

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●	Strong Brands Aligned with FAT Brands Vision. We have an enviable track record of delivering Fresh, Authentic, and Tasty meals across our franchise system. Our Fatburger and Buffalo’s concepts have built distinctive brand identities within their respective segments, providing made-to-order, high-quality food at competitive prices. The Ponderosa and Bonanza brands deliver an authentic American steakhouse experience with which customers identify. Hurricane Grill & Wings offer customers fresh, jumbo chicken wings with an assortment of sauces and rubs in a casual dining atmosphere, while our newest acquisition, Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting. By maintaining alignment with the FAT Brands vision across an expanding platform, we believe that our concepts will appeal to a broad base of domestic and global consumers.

●	Experienced and Diverse Global Franchisee Network. We have new restaurant commitments of over 200 locations across our brands. We anticipate that our current franchisees will open more than 30 new restaurants annually for at least the next five years. The acquisition of additional restaurant franchisors will also increase the number of restaurants operated by our existing franchisee network. Additionally, our franchise development team has built an attractive pipeline of new potential franchisees, with many experienced restaurant operators and new entrepreneurs eager to join the FAT Brands family.

●	Ability to Cross-Sell Existing Franchisees Concepts from the FAT Brands Portfolio. Our ability to easily, and efficiently, cross-sell our existing franchisees new brands from our FAT Brands portfolio affords us the ability to grow more quickly and satisfy our existing franchisees’ demands to expand their organizations. By having the ability to offer our franchisees a variety of concepts (i.e., a fast-casual better-burger concept, a fast-casual chicken wing concept, a casual dining concept, a healthful Mediterranean menu concept and steakhouse concepts) from the FAT Brands portfolio, our existing franchisees are able to acquire the rights to, and develop, their respective markets with a well-rounded portfolio of FAT Brands concept offerings affording them the ability to strategically satisfy their respective market demands by developing our various concepts where opportunities are available.

●	Seasoned and Passionate Management Team. Our management team and employees are critical to our success. Our senior leadership team has more than 200 years of combined experience in the restaurant industry, and many have been a part of our team since the acquisition of the Fatburger brand in 2003. We believe that our management team has the track record and vision to leverage the FAT Brands platform to achieve significant future growth. In addition, through their holdings in Fog Cutter Capital Group, Inc., (“FCCG”), our senior executives own a significant equity interest in the company, ensuring long-term commitment and alignment with our public shareholders. Our management team is complemented by an accomplished Board of Directors.

Growth Strategy

The principal elements of our growth strategy include:

●	Opportunistically Acquire New Brands. Our management platform was developed to cost-effectively and seamlessly scale with new restaurant concept acquisitions. The recent acquisition of the Hurricane Grill & Wings and Yalla Mediterranean brands are a continuation of this growth strategy. We have identified food categories that appeal to a broad international base of customers, targeting the burgers, chicken, pizza, steak, coffee, sandwich and dessert segments for future growth. We have developed a strong and actionable pipeline of potential acquisition opportunities to achieve our objectives. We seek concepts with established, widely-recognized brands; steady cash flows; track records of long-term, good relationships with franchisees; sustainable operating performance; geographic diversification; and growth potential, both geographically and through co-branding initiatives across our portfolio. We approach acquisitions from a value perspective, targeting modest multiples of franchise-level cash flow valuations to ensure that acquisitions are immediately accretive to our earnings prior to anticipated synergies.

●	Optimize Capital Structure to Enable Profitable Growth through Acquisitions. While we believe our existing business can be funded through cash generated from current operations, we intend to finance future acquisitions of restaurant brands through the issuance of debt and equity financing placed with investors and issued directly to sellers of restaurant brands. We are actively pursuing various financing alternatives, with the goal of reducing and optimizing our all-in cost of capital and providing us with the means to pursue larger and more profitable acquisitions.

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●	Accelerate Same-Store Sales Growth. Same-store sales growth reflects the change in year-over-year of sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. To optimize restaurant performance, we have embraced a multi-faceted same-store sales growth strategy. We utilize customer feedback and closely analyze sales data to introduce, test and perfect existing and new menu items. In addition, we regularly utilize public relations and experiential marketing, which we leverage via social media and targeted digital advertising to expand the reach of our brands and to drive traffic to our stores. Furthermore, we have embraced emerging technology to develop our own brand-specific mobile applications, allowing guests to find restaurants, order online, earn rewards and join our e-marketing providers. We have also partnered with third-party delivery service providers, including UberEATS, Grub Hub, Amazon Restaurants and Postmates, which provide online and app-based delivery services and constitute a new sales channel for our existing locations. Finally, many of our franchisees are pursuing a robust capital expenditure program to remodel legacy restaurants and to opportunistically co-brand them with our Buffalo’s Express and / or Fat Bar concepts (serving beer, wine, spirits and cocktails).

●	Drive Store Growth through Co-Branding, Virtual Restaurants, and Cloud Kitchens. We franchise co-branded Fatburger / Buffalo’s Express locations, giving franchisees the flexibility of offering multiple concepts, while sharing kitchen space, resulting in a higher average check (compared to stand-alone Fatburger locations). Franchisees benefit by serving a broader customer base, and we estimate that co-branding results in a 20%-30% increase in average unit volume compared to stand-alone locations with minimal incremental cost to franchisees. Our acquisition strategy reinforces the importance of co-branding, as we expect to offer each of the complementary brands that we acquire to our existing franchisees on a co-branded basis.

In addition to driving growth through co-branding opportunities, we are leveraging the current industry trend of virtual restaurants, whereby one (or more) of our brands serves its food out of the kitchen of another brand for online delivery only, and cloud kitchens, whereby restaurants open without a customer-facing store-front solely for the purpose of servicing delivery or virtual kitchens. Virtual restaurants and cloud kitchens allow us to introduce our brands in geographic areas where previously unknown such as introducing selected menu items from Hurricane Grill & Wings to the southern California market through the preparation in and delivery from Fatburger franchised restaurants via a program with UberEats.

●	Extend Brands into New Segments. We have a strong track record of extending our brands into new segments, and we believe that we have a significant opportunity to capture new markets by strategically adapting our concepts while reinforcing the brand identity. In addition to dramatically expanding the traditional Buffalo’s Cafe customer base through Fatburger / Buffalo’s Express co-branding, we have also begun evaluating opportunities to leverage the Buffalo’s brand by promoting Buffalo’s Express on a stand-alone basis. Furthermore, we have also begun the roll-out of Fat Bars (serving beer, wine, spirits and cocktails), which we are opportunistically introducing to select existing Fatburger locations on a modular basis. Similarly, we plan to create smaller-scale, fast casual Ponderosa and Bonanza concepts, to drive new store growth, particularly internationally.

●	Continue Expanding FAT Brands Internationally. We have a significant global presence, with international franchised stores in Canada, China, Qatar, Taiwan, Iraq, the United Kingdom, Indonesia, Tunisia, Singapore, Philippines, Panama, the United Arab Emirates, Kuwait, Saudi Arabia, Malaysia, Japan, Pakistan, and Egypt. We believe that the appeal of our Fresh, Authentic, and Tasty concepts is global, and we are targeting further penetration of Middle Eastern and Asian markets, particularly through leveraging the Buffalo’s, Ponderosa and Hurricane brands.

●	Enhance Footprint in Existing Markets through Current Franchisee Networks. We had 158 franchisees who collectively operated more than 334 restaurants as of March 31, 2019. As noted, our existing and new franchisees have made new store commitments of over 200 locations across our brands, and we anticipate that our new and existing franchisees will open more than 30 new stores annually for at least the next four years. Beyond these existing commitments, we have found that many of our franchisees have grown their businesses over time, increasing the number of stores operated in their organizations and expanding their concept offerings across the FAT Brands portfolio of concepts.

●	Attract New Franchisees in Existing and Unpenetrated Markets. In addition to the large pipeline of new store commitments from current franchisees, we believe the existing markets for Fatburger, Buffalo’s Cafe, Buffalo’s Express, Ponderosa, Bonanza, Hurricane, and Yalla locations are far from saturated and can support a significant increase in units. Furthermore, new franchisee relationships represent the optimal way for our brands to penetrate geographic markets where we do not currently operate. In many cases, prospective franchisees have experience in and knowledge of markets where we are not currently active, facilitating a smoother brand introduction than we or our existing franchisees could achieve independently. We generate franchisee leads through various channels, including franchisee referrals, traditional and non-traditional franchise brokers and broker networks, franchise development advertising, and franchise trade shows and conventions.

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Franchise Program – FAT Brands

General. We utilize a franchise development strategy as our primary method for new store growth by leveraging the interest of our existing franchisees and those potential franchisees with an entrepreneurial spirit looking to launch their own business. We have a rigorous franchisee qualification and selection process to ensure that each franchisee meets our strict brand standards.

Fatburger Franchise Agreements. For Fatburger locations, the current franchise agreement provides for initial up-front fees of $50,000 per store ($65,000 per store internationally) and a royalty fee of 2% to 6% of net sales on a 15-year term. For 2018, the average royalty rate was 4.9%. In addition, the franchisee must also pay an advertising fee of approximately 3% of net sales on local marketing and approximately 1% of net sales on international marketing.

Buffalo’s Franchise Agreements. For Buffalo’s Cafe and Buffalo’s Express locations, the current franchise agreement provides for initial up-front fees of $50,000 per store and a royalty fee of 2.5% to 6% of net sales on a 15-year term. For 2018, the average royalty rate was 3.9%. In addition, the Buffalo’s Cafe franchisee agrees to pay an advertising fee of 2% of net sales on local marketing and 2% of net sales to the Buffalo’s Cafe advertising fund. For Buffalo’s Express locations, the franchisee pays approximately 1% of net sales on local store marketing and approximately 3% of net sales to the Buffalo’s Express advertising fund.

Ponderosa / Bonanza Franchise Agreements. For Ponderosa locations, the current franchise agreement provides for initial up-front fees of $40,000 per store and a royalty fee of 0.75% to 4% of net sales on a 15-year term. For 2018, the average royalty rate was 2.6%. In addition, currently franchisees are paying approximately 0.5% of net sales to a pooled advertising fund. For Bonanza locations, the current franchise agreement provides for initial up-front fees of $40,000 per store and a royalty fee of 0.75% to 4% of net sales on a 15-year term. For 2018, the average royalty rate was 2.1%. In addition, currently franchisees are paying approximately 0.5% of net sales to a pooled advertising fund.

Hurricane Franchise Agreements. For Hurricane locations, the current franchise agreement provides for initial up-front fees of $50,000 per store and a royalty fee of 6% of net sales on a 15-year term. For 2018, the average royalty rate was 4.2%. In addition, the franchisee must also pay an advertising fee of 2% of net sales to a pooled advertising fund.

Yalla Mediterranean Franchise Agreements. Prior to our acquisition of Yalla Mediterranean in December 2018, the brand did not have a franchising program. We are currently in the process of converting the seven existing Yalla restaurants to franchise locations and developing a worldwide franchising effort similar to those of our other brands.

Development Agreements. We use development agreements to facilitate the planned expansion of Fatburger and Buffalo’s restaurants through single and multiple unit development. During 2018, almost all of our new Fatburger and Buffalo’s openings occurred as a result of existing development agreements. Each development agreement gives a developer the exclusive right to construct, own and operate Fatburger or Buffalo’s stores within a defined area. In exchange, the franchisee agrees to open a minimum number of stores in the area in a prescribed time period. Franchisees that enter into development agreements are required to pay a fee, which is credited against franchise fees due when the store is opened in the future. Franchisees may forfeit such fees and lose their rights to future development if they do not maintain the required schedule of openings.

Franchisee Support – FAT Brands

Marketing

Our Fresh, Authentic and Tasty values are the anchor that inspires our marketing efforts. Our resolve to maintain our premium positioning, derived from the FAT Brands’ values, is reinforced by our management platform, capital light business model, experienced and diverse global franchisee network and seasoned and passionate management team. Although our marketing and advertising programs are concept-specific, we believe that our patrons appreciate the value of their experiences visiting our establishments and, thus, the core of our marketing strategy is to engage and dialogue with customers at our restaurant locations as well as through social media.

Our Fresh, Authentic and Tasty values are an invitation for our guests to align with FAT Brands’ commitment to consistently deliver freshly prepared, made-to-order food that customers desire. We are dedicated to keeping a fresh perspective on our concepts, perfecting our existing menu offerings as well as introducing appealing new items. We ensure that any changes are consistent with the core identity of our brands, and we will not adapt our brands to be all things to all people.

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Our marketing initiatives include a robust mix of local community marketing, in-store campaigns, product placements, partnerships, promotions, social media, influencer marketing, traditional media and word of mouth advertising. Corresponding with the evolutionary shift in how customers receive content and engage with media and brands today, we have also dramatically increased our focus on mobile, social, and digital advertising to leverage the content we generate from public relations and experiential marketing in order to better connect with customers, sharing information about new menu offerings, promotions, new store openings and other relevant FAT Brands information. Currently, across our brands, we have over 17,500 Twitter followers, 75,000 Instagram followers and over 1,000,000 Facebook likes. We communicate with customers in creative and organic ways that fortify our connections with them and increase brand awareness.

Site Selection and Development.

Our franchisees work alongside our franchise development department during the search, review, leasing and development process for a new restaurant location. Typically, it takes between 60 and 90 days from the time we sign an agreement with a franchisee until that franchisee signs a lease. When selecting a location, our team assists franchisees in seeking locations with the following site characteristics:

●	Average Daily Traffic: 35,000+ people

●	Access: Easy, distinguishable, and preferably with signaled entry and intersection; two-to-three curb cuts to center and entry from two streets

●	Activity Generators: Going home traffic side, easily accessible for lunchtime traffic (pedestrian and automobile), high-frequency specialty retail and storefront urban corridors with convenient parking

●	Lease Terms: Five-year minimum with four five-year options; fixed rates preferred

●	Visibility: Site and signage must be highly visible from street and/or traffic generators, ideally visible from at least 500 feet in two directions

Supply Chain Assistance

FAT Brands has always been committed to seeking out and working with best-in-class suppliers and distribution networks. Our Fresh, Authentic and Tasty vision guides us in how we source and develop our ingredients, always looking for the best ways to provide top quality food that is as competitively priced as possible for our franchisees and customers. We utilize a third-party purchasing and consulting company that provides distribution, rebate collection, product negotiations, audits and sourcing services focusing on negotiating distributor, vendor and manufacturer contracts, thereby ensuring that our brands receive meaningful buying power for our franchisees. Our Supply Chain team has developed a reliable supply chain and continues to focus on identifying additional back-ups to avoid any possible interruption of service and product globally. We have a regional strategy for ground beef supply to ensure that we are always serving our proprietary blend of freshly ground and never frozen beef in our stores in the continental United States. Internationally, we utilize the same strategy market-by-market in each country in which our franchisees operate. Only when a fresh never frozen beef option is unavailable do we procure frozen beef, which is then freshly ground in stores. Domestically, we have the same, Southern California based, beef supplier for all of our U.S. Fatburger locations. We have the same, South East United States based, beef supplier for Buffalo’s Cafe. Ponderosa and Bonanza Steakhouses utilize contracted beef suppliers as does our Hurricane brand. Internationally, we have a select group of beef suppliers providing product to our franchisees market-by-market for each brand. We utilize the same procurement strategies for our poultry (chicken and turkey), veggie, hotdog and Mediterranean offerings.

Domestically, FAT Brands has distribution agreements with broadline national distributors as well as regional providers. Internationally, our franchisees have distribution agreements with different providers market-by-market. We utilize distribution centers operated by our distributors. Our broadline national distributors are the main purchasing link in the United States among many of our suppliers, and distribute most of our dry, refrigerated and frozen goods, non-alcoholic beverages, paper goods and cleaning supplies. Internationally, distributors are also used to provide the majority of products to our franchisees.

Food Safety and Quality Assurance. Food safety is a top priority of FAT Brands. As such, we maintain rigorous safety standards for our menu offerings. We have carefully selected preferred suppliers that adhere to our safety standards, and our franchisees are required to source their ingredients from these approved suppliers. Furthermore, our commitment to food safety is strengthened through the direct relationship between our Supply Chain and Field Consultant Assistance teams.

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Management Information Systems. FAT Brands restaurants utilize a variety of back-office, computerized and manual, point-of-sale systems and tools, which we believe are scalable to support our growth plans. We utilize these systems following a multi-faceted approach to monitor restaurants operational performance, food safety, quality control, customer feedback and profitability.

The point-of-sale systems are designed specifically for the restaurant industry and we use many customized features to evaluate and increase operational performance, provide data analysis, marketing promotional tracking, guest and table management, high-speed credit card and gift card processing, daily transaction data, daily sales information, product mix, average transaction size, order modes, revenue centers and other key business intelligence data. Utilizing these point-of-sale systems back-end, web-based, enterprise level, software solution dashboards, our home office and Franchise Operations Consultant Support staff are provided with real-time access to detailed business data which allows for our home office and Franchise Operations Consultant Support staff to closely, and remotely, monitor stores performance and assist in providing focused and timely support to our franchisees. Furthermore, these systems supply sales, bank deposit and variance data to our accounting department on a daily basis, and we use this data to generate daily sales information and weekly consolidated reports regarding sales and other key measures for each restaurant with final reports following the end of each period.

In addition to utilizing these point-of-sale systems, FAT Brands utilizes systems which provide detailed, real-time (and historical) operational data for all locations, allowing our management team to track product inventories, equipment temperatures, repair and maintenance schedules, intra-shift team communications, consistency in following standard operating procedures and tracking of tasks. FAT Brands also utilizes a web-based employee scheduling software program providing franchisees, and their management teams, increased flexibility and awareness of scheduling needs allowing them to efficiently, and appropriately, manage their labor costs and store staffing requirements/needs. Lastly, FAT Brands utilizes a proprietary customer feedback system allowing customers to provide feedback in real-time to our entire management team, franchisees and store managers.

Field Consultant Assistance.

In conjunction with utilizing the FAT Brands Management Information Systems, FAT Brands has a team of dedicated Franchise Operations Consultant Support staff who oversee designated market areas and specific subsets of restaurants. Our Franchise Operations Consultant Support staff work in the field daily with franchisees, and their management teams, to ensure that the integrity of all FAT Brands concepts are upheld and that franchisees are utilizing the tools and systems FAT Brands requires in order to optimize and accelerate franchisee profitability. FAT Brands Franchise Operations Consultant Support staff responsibilities include (but are not limited to):

●	Conducting announced and un-announced store visits and evaluations
●	Continuous training and re-training of new and existing franchise operations
●	Conducting quarterly workshops for franchisees and their management teams
●	Development and collection of monthly profit and loss statements for each store
●	Store set-up, training, oversight and support for pre- and post- new store openings
●	Training, oversight and implementation of in-store marketing initiatives
●	Inspections of equipment, temperatures, food-handling procedures, customer service, products in store, cleanliness, and team member attitude

Training, Pre-Opening Assistance and Opening Support

FAT Brands offers Executive level and Operational level training programs to its franchisees, pre-opening assistance and opening assistance. Once open, FAT Brands constantly provides ongoing operational and marketing support to our franchisees by assisting their management teams in effectively operating their restaurants and increasing their stores financial profitability.

Competition

As a franchisor, our most important customers are our franchisees, who own and operate FAT Brands restaurants. Our direct competitors for franchisees include well-established national, regional or local franchisors with franchises in the geographies or restaurant segments in which we operate or in which we intend to operate.

Our franchisees compete in the fast casual and casual dining segments of the restaurant industry, a highly competitive industry in terms of price, service, location, and food quality. The restaurant industry is often affected by changes in consumer trends, economic conditions, demographics, traffic patterns, and concern about the nutritional content of fast casual foods. Furthermore, there are many well-established competitors with substantially greater financial resources, including a number of national, regional, and local fast casual, casual dining, and convenience stores. The restaurant industry also has few barriers to entry and new competitors may emerge at any time.

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Seasonality

Our franchisees have not historically experienced significant seasonal variability in their financial performance.

Intellectual Property

We own, domestically and internationally, valuable intellectual property including trademarks, service marks, trade secrets and other proprietary information related to our restaurant and corporate brands. This intellectual property includes logos and trademarks which are of material importance to our business. Depending on the jurisdiction, trademarks and service marks generally are valid as long as they are used and/or registered. We seek to actively protect and defend our intellectual property from infringement and misuse.

Employees

As of March 31, 2019, our company, including our subsidiaries, employed approximately 44 people. We believe that we have good relations with our employees.

Government Regulation

U.S. Operations. Our U.S. operations are subject to various federal, state and local laws affecting our business, primarily laws and regulations concerning the franchisor/franchisee relationship, marketing, food labeling, sanitation and safety. Each of our franchised restaurants in the U.S. must comply with licensing and regulation by a number of governmental authorities, which include health, sanitation, safety, fire and zoning agencies in the state and/or municipality in which the restaurant is located. To date, we have not been materially adversely affected by such licensing and regulation or by any difficulty, delay or failure to obtain required licenses or approvals.

International Operations. Our restaurants outside the U.S. are subject to national and local laws and regulations which are similar to those affecting U.S. restaurants. The restaurants outside the U.S. are also subject to tariffs and regulations on imported commodities and equipment and laws regulating foreign investment, as well as anti-bribery and anti-corruption laws.

See “Risk Factors” for a discussion of risks relating to federal, state, local and international regulation of our business.

Our Corporate Information

FAT Brands Inc. was formed as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this Offering Circular.

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MANAGEMENT

Below is a list of the names and ages, as of March 31, 2019, of our directors and executive officers (the “named executive officers”), and a description of the business experience of each of them.

Name	Age	Position
Andrew A. Wiederhorn	53	President and Chief Executive Officer, Director
Rebecca D. Hershinger	45	Chief Financial Officer
Donald J. Berchtold	73	Executive Vice President and Chief Concept Officer
Ron Roe	41	Senior Vice President of Finance
Edward H. Rensi	74	Chairman of the Board of Directors
Marc L. Holtzman	59	Director
Squire Junger	69	Director
Silvia Kessel	73	Director
Jeff Lotman	57	Director
James Neuhauser	60	Director

Executive Officers and Directors

Andrew A. Wiederhorn has served as a director and President and Chief Executive Officer of FAT Brands Inc. since its formation. Mr. Wiederhorn has served as the Chairman of the board of directors and Chief Executive Officer of Fatburger North America, Inc. since 2006 and Buffalo’s Franchise Concepts, Inc. since 2011. He also served as the Chairman of the board of directors and Chief Executive Officer of Fog Cutter Capital Group Inc. since its formation in 1997. Mr. Wiederhorn previously founded and served as the Chairman of the board of directors and Chief Executive Officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the board of directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn was featured as the Fatburger CEO on the CBS television program “Undercover Boss” in 2013. Mr. Wiederhorn was selected to our Board of Directors because of his role in our founding and long career in hospitality, and because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations and hospitality businesses.

Rebecca D. Hershinger has served as our Chief Financial Officer and Corporate Secretary since August 16, 2018. Ms. Hershinger previously served as the Chief Financial Officer of Genius Brands International, Inc., a publicly traded global children’s media company that creates and licenses animated entertainment content, from April 2016 to April 2018. She also served as the Chief Financial Officer of Genius from October 2014 through June 2015 after consulting with the company beginning in March 2014. In 2012, she founded CFO Advisory Services Inc., an accounting and business advisory services firm, headquartered in Park City, UT. From 2008 through 2012, Ms. Hershinger was Chief Financial Officer and Vice President, Finance & Corporate Development for SpectrumDNA, Inc., a publicly traded, but currently inactive, social media marketing and application development company that had been located in Park City, UT. Ms. Hershinger was an independent financial consultant in San Francisco between 2007 and 2008. Ms. Hershinger was employed by Metro-Goldwyn-Mayer, Inc. in Los Angeles, California from 1999 to 2005, holding various positions ultimately rising to the level of Vice President, Finance & Corporate Development. Between 1995 and 1998, Ms. Hershinger worked as an analyst for JP Morgan Chase & Co. in Los Angeles and New York. Ms. Hershinger received her Bachelor of Science in Business Administration from Georgetown University, McDonough School of Business, in Washington, D.C. and a Masters in Business Administration from The Wharton School, University of Pennsylvania. She also completed studies at the International Finance & Comparative Business Policy Program at Oxford University, Oxford England.

Donald J. Berchtold currently serves as our Executive Vice President and Chief Concept Officer. Prior to February 20, 2018, Mr. Berchtold served as the President and Chief Operating Officer of Fatburger North America. Mr. Berchtold has also served as the President and Chief Operating Officer of FCCG since 2006 and in various other positions at FCCG prior to 2006. From 1991 to 1999, Mr. Berchtold served as Senior Vice President of Wilshire Financial Services Group Inc. and its sister company Wilshire Credit Corporation. Prior to 1990, Mr. Berchtold was the owner-operator of his own business that included a dinner house, catering company and other food service concepts, and was active in the Restaurants of Oregon Association. Mr. Berchtold holds a BSC degree in Finance and Marketing from the University of Santa Clara.

Ron Roe currently serves as our Senior Vice President of Finance. Prior to August 16, 2018, Mr. Roe served as our Chief Financial Officer since 2009 and served as our Vice President of Finance from 2007 to 2009. Prior to 2007, Mr. Roe was an acquisitions associate for FCCG. He began his career as an investment banking analyst with Piper Jaffray. Mr. Roe attended UC Berkeley, where he earned a Bachelor of Arts in Economics.

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Edward H. Rensi has served on the board of directors of FAT Brands Inc. since its formation and became Chairman of the Board on October 20, 2017. Mr. Rensi is the retired president and chief executive officer of McDonald’s USA. Prior to his retirement in 1997, Mr. Rensi devoted his entire professional career to McDonald’s, joining the company in 1966 as a “grill man” and part-time manager trainee in Columbus, Ohio. He was promoted to restaurant manager within a year, and went on to hold nearly every position in the restaurant and field offices, including franchise service positions in Columbus, Ohio and Washington, D.C. In 1972, he was named Philadelphia district manager, and later became regional manager and regional vice president. In 1978, he transferred from the field to the company’s home office in Oak Brook, Illinois, as vice president of Operations and Training, where he was responsible for personnel and product development. In 1980, he became executive vice president and chief operations officer, and was appointed senior executive vice president in 1982. Mr. Rensi was promoted to president and chief operating office of McDonald’s USA in 1984. In 1991, he was named chief executive officer. As president and chief executive officer, his responsibilities included overseeing all domestic company-owned and franchisee operations, in addition to providing direction relative to sales, profits, operations and service standards, customer satisfaction, product development, personnel, and training. Mr. Rensi was directly responsible for management of McDonald’s USA, which consisted of eight geographic zones and 40 regional offices. During his 13-year term as president, McDonald’s experienced phenomenal growth. U.S. sales doubled to more than $16 billion, the number of the U.S. restaurants grew from nearly 6,600 to more than 12,000, and the number of U.S. franchisees grew from 1,600 to more than 2,700. Since his retirement, Mr. Rensi has held consulting positions. From January 2014 to July 2015, Mr. Rensi served as director and interim CEO of Famous Dave’s of America, Inc. Mr. Rensi received his B.S. in Business Education from Ohio State University in Columbus, Ohio. Mr. Rensi was selected to our Board of Directors because of his long career in hospitality and restaurant franchising, and because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations and hospitality businesses.

Marc L. Holtzman became a member of the board of directors of FAT Brands Inc. on October 20, 2017. Mr. Holtzman currently serves as a Chairman of The Bank of Kigali, Rwanda’s largest financial institution, and a director of TeleTech (NASDAQ: TTEC), the world’s leading provider of analytics-driven technology-enabled services. Following a successful transformation and sale in July 2017 of Kazkommertsbank (LSE: KKB:LI), Kazakhstan’s largest bank, Mr. Holtzman recently stepped down as Chief Executive Officer, having joined as Chairman in March 2015. He previously served as Chairman of Meridian Capital HK, a Hong Kong private equity firm. From 2012 through 2015, he served on the Board of Directors of FTI Consulting, Inc., (NYSE:FCN) a global financial and strategic consulting firm, and Sistema, Russia’s largest listed private company (London Stock Exchange). Between 2008 and 2012, Mr. Holtzman served as the executive vice chairman of Barclays Capital. From 2006 to 2008, he served as vice chairman of the investment banking division of ABN AMRO Bank. Between 1989 and 1998, Mr. Holtzman lived and worked in Eastern Europe and Russia, as co-founder and president of MeesPierson EurAmerica (a firm acquired by ABN AMRO) and as senior adviser to Salomon Brothers. Mr. Holtzman serves as a director of Sistema JSFC, (LONDON:SSA;GDR), a Russian listed investment company. Between 2003 and 2005, Mr. Holtzman was President of the University of Denver; and between 1999 and 2003 he served in the Cabinet of Governor Bill Owens as Colorado’s First Secretary of Technology. Mr. Holtzman holds a B.A. degree in Economics from Lehigh University. Mr. Holtzman was selected to our Board of Directors because he brings financial experience and possesses particular knowledge and experience in strategic planning and leadership of complex organizations.

Squire Junger became a member of the board of directors of FAT Brands Inc. on October 20, 2017. Mr. Junger is a co-founder and a managing member of Insight Consulting LLC, a management consulting firm based in the Los Angeles area, providing advice in mergers and acquisitions, corporate divestitures, business integration diagnostics, real estate investment, acquisition, development and construction and litigation support services. Prior to co-founding Insight in 2003 he was a partner at Arthur Andersen LLP, which he joined in 1972. Mr. Junger co-developed and managed the west coast Transaction Advisory Services practice at Andersen, providing comprehensive merger and acquisition consulting services to both financial and strategic buyers and sellers. Mr. Junger is a certified public accountant in California, and received Bachelor of Science and M.B.A. degrees from Cornell University. Mr. Junger was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, mergers and acquisitions, and leadership of complex organizations.

Silvia Kessel became a member of the board of directors of FAT Brands Inc. on October 20, 2017. Ms. Kessel is Senior Vice President, Chief Financial Officer and Treasurer of Metromedia Company. Metromedia Company is a management and investment company founded by the late John W. Kluge, which manages and invests in a variety of industries, including medical research, restaurants and outdoor visual displays. Ms. Kessel has served in various executive positions at Metromedia Company and affiliated companies since 1984. Ms. Kessel has previously served as a director of LDDS Communications Inc. (and its successor) (1993-1996), Orion Pictures (1993-1997), AboveNet/Metromedia Fiber Network (1997-2001), Big City Radio (1997-2002), and Liquid Audio (1998-2002), and served on the Board of Governors and Competition Committee of Major League Soccer (1996-2001). Ms. Kessel attended the University of Miami and received an MBA in Finance from Columbia University. From 1981 to 1988, Ms. Kessel taught Finance at Pace University. Ms. Kessel was selected to our Board of Directors because she brings substantial expertise in finance, financial and strategic planning, complex transactions and leadership of complex organizations.

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Jeff Lotman became a member of the board of directors of FAT Brands Inc. on October 20, 2017. Mr. Lotman is the Chief Executive Officer of Global Icons, LLC, a company which he founded in 1998. Global Icons is a premier brand licensing agency specializing in the development and extension of corporate brands and trademarks. Prior to launching Global Icons, Mr. Lotman was Chief Operating Officer for Keystone Foods, a multi-billion dollar manufacturing company that developed and supplied food products for companies such as McDonald’s and Kraft. Mr. Lotman guided the international expansion of Keystone Foods and established manufacturing and distribution operations in over a dozen countries. Mr. Lotman has been a featured guest speaker at many leading industry events, including Entertainment Marketing Conference, Young Presidents’ Organization, SPLICE, Licensing Show, Restaurant Industry Conference, LA Roadshow, UCLA and others. He has also been profiled numerous times, including in The New York Times, The Los Angeles Times, The Wall St. Journal, CNBC, and FOX. He is a distinguished member of the Licensing Industry Merchandisers’ Association (LIMA) and the Licensing Executives Society (LES). Mr. Lotman received a B.A. degree in Business and Marketing from Curry College. Mr. Lotman was selected to our board of directors because he brings substantial expertise in retail marketing, branding and licensing opportunities for consumer brands.

James Neuhauser has served on the board of directors of FAT Brands Inc. since its formation. Mr. Neuhauser is a Senior Managing Director in the Private Capital Markets Group of Stifel Nicolas & Company. Mr. Neuhauser is also the Managing Member of Turtlerock Capital, LLC, a company that finances and invests in real estate development projects. He previously worked for FBR & Co. for more than 24 years, including positions as Chief Investment Officer, Head of Investment Banking and Head of the Real Estate and Financial Services groups in Investment Banking through October 2016. He also served as Head of FBR’s Commitment Committee and was a member of the firm’s Executive Committee. Prior to joining FBR, Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation for seven years, where he specialized in managing stock offerings for mutual to stock conversions of thrift institutions. Before joining Trident, he worked in commercial banking with the Bank of New England. Mr. Neuhauser is a CFA charter holder and a member of the Society of Financial Analysts. He received a Bachelor of Arts from Brown University and an M.B.A. from the University of Michigan. Mr. Neuhauser was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, investment banking complex financial transactions, mergers and acquisitions, and leadership of complex organizations.

Family Relationships

Donald J. Berchtold is the former father-in-law of our Chief Executive Officer, Andrew A. Wiederhorn.

Code of Ethics

We have adopted a written code of business ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Corporate Governance section of our website at https://ir.fatbrands.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Board Committees

During 2018, our Board of Directors held four meetings.

The following table sets forth the three standing committees of our Board and the members of each committee and the number of meetings held by our Board of Directors and the committees during 2018:

Director	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward H. Rensi	Chair	-	X	Chair
James Neuhauser	X	Chair	X	-
Marc L. Holtzman	X	-	Chair	X
Squire Junger	X	X	-	-
Silvia Kessel	X	X	-	-
Jeff Lotman	X	-	-	X
Andrew A. Wiederhorn	X	-	-	-

Meetings in 2018:	4	7	1	1

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, the functions of which are described below.

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Audit Committee

The Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee is comprised of Mr. Junger, Ms. Kessel and Mr. Neuhauser, with Mr. Neuhauser serving as the chair. Our board of directors has affirmatively determined that each member of the Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules. In addition, our board of directors has determined that both Ms. Kessel and Mr. Neuhauser qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Board of Directors adopted a charter for the Audit Committee on October 19, 2017. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

Compensation Committee

Our compensation committee is comprised of Mr. Rensi, Mr. Neuhauser and Mr. Holtzman, with Mr. Holtzman serving as the chair. Our Compensation Committee’s main functions are assisting our Board of Directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt.

The Compensation Committee’s responsibilities include the following:

●	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers and the outside directors;

●	conducting a performance review of our Chief Executive Officer;

●	administering the Company’s incentive-compensation plans and equity-based plans as in effect or as adopted from time to time by the Board of Directors;

●	approving any new equity compensation plan or material change to an existing plan where stockholder approval has not been obtained;

●	reviewing our compensation policies; and

●	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a charter for the Compensation Committee on October 19, 2017. A copy of the Compensation Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is comprised of Mr. Holtzman, Mr. Lotman and Mr. Rensi, with Mr. Rensi serving as the chair.

The Nominating and Corporate Governance Committee’s responsibilities include:

●	identify qualified individuals to serve as members of the Company’s board of directors;

●	review the qualifications and performance of incumbent directors;

●	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company;

●	review considerations relating to board composition, including size of the board, term, and the criteria for membership on the board;

The Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee on October 19, 2017. A copy of the Compensation Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of the charter on an annual basis.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following summary of the terms and provisions of the Series B Preferred Stock and Warrants does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and the Certificate of Designation establishing the Series B Preferred Stock, each of which is or will be incorporated by reference in this Offering Circular.

Series B Cumulative Preferred Stock

Dividends. Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable quarterly in an amount per share of Series B Preferred Stock equal to $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears based on the Company’s fiscal quarters, beginning with the fiscal quarter ended June 30, 2019. Dividends on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share, to the extent the Company fails to make a cash dividend payment of our or more consecutive or non-consecutive quarterly dividends. To the extent declared by our Board of Directors, dividends will be payable not later than twenty (20) days after the end of each quarter. Dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

Voting Rights. As long as any shares of Series B Preferred Stock are outstanding and remain unredeemed, the Company may not, without the majority vote of the Series B Preferred Stock, engage in a (i) merger, consolidation or share exchange that materially and adversely affects the rights, preferences or privileges of the Series B Preferred Stock, unless full redemption price is paid in cash; (ii) amend the certificate of incorporation to materially and adversely affect the Series B Preferred Stock; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series B Preferred Stock have not been paid in full in cash.

Maturity and Call Feature. Upon (i) the five-year anniversary of the initial issuance date (             , 2024), or (ii) the earlier liquidation, dissolution or winding-up of the Company (the “Series B Mandatory Redemption Date”), the holders of Series B Preferred Stock will be entitled to cash redemption of their Series B Preferred Stock in an amount equal to $25.00 per share plus any accrued and unpaid dividends. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of our Series A Fixed Rate Cumulative Preferred Stock, and any other class or series of our capital stock ranking senior to or in parity with the Series B Preferred Stock as to liquidation.

In addition, prior to the Series B Mandatory Redemption Date, the Company may optionally call the Series B Preferred Stock, in whole or in part, at the following redemption prices per share, plus any accrued and unpaid dividends:

(i)	After , 2020 and on or prior to , 2021: $27.50 per share (10% premium).
(ii)	After , 2021 and on or prior to , 2022: $26.125 per share (5% premium).
(iii)	After , 2022: $25.00 per share.

Early Redemption by Holder. Holders of Series B Preferred Stock may optionally cause the Company to redeem all or any portion of their Series B Preferred Stock following the first anniversary of the initial issuance date at the following redemption prices per share:

(i)	After , 2020 and on or prior to , 2021: $22.00 per share (12% redemption fee).
(ii)	After , 2021 and on or prior to , 2022: $22.50 per share (10% redemption fee).
(iii)	After , 2022 and on or prior to , 2023: $23.00 per share (8% redemption fee).
(iv)	After , 2023: $25.00 per share (no redemption fee).

However, the Company may not allow redemptions by holders at any time that (A) the terms of any other class or series of our capital stock ranking senior to the Series B Preferred Stock as to liquidation, or any agreement of the Company, including loan agreements and other borrowings, prohibit such redemption, or such redemption, purchase or acquisition would constitute a breach thereof or a default thereunder, (B) if such redemption is restricted or prohibited under the Delaware General Corporation Law or other law applicable to the Company, or (C) at any time that any optional or mandatory redemption has been triggered for any other shares of Series B Preferred Stock or other classes or series of our capital stock ranking on a parity with the Series B Preferred Stock has reached the final time required for payment.

Ranking. The Series B Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Series A-1 Preferred Stock, Common Stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;

●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities; and

●	on a parity with our Series A Preferred Stock, and any other equity securities the terms of which provide that such equity securities will rank without preference or priority over the other.

Exchange Listing. We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange, and we do not expect that the Series B Preferred Stock will be quoted on NASDAQ or any other securities exchange.

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Information Rights. During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series B Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series B Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock. We will mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Transfer and Dividend Paying Agent. V Stock Transfer, LLC will act as the transfer and dividend payment agent and registrar in respect of the Series B Preferred Stock.

Warrants

Form. The Warrants will be issued under a Warrant Agency Agreement between us and VStock Transfer, LLC, as warrant agent. The material terms and provisions of the warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which is attached as an exhibit to this Offering Circular. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable beginning on the date of issuance, and at any time up to five (5) years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock or (ii) round up to the next whole share. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If, at any time during the term of the warrants, the issuance of shares of our common stock upon exercise of the warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Failure to Timely Deliver Shares. If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a warrant by the third trading day after the exercise date as required by the warrant, and if the investor purchases the shares of our common stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s option, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the shares of common stock purchased less the exercise price (as described below), or the buy-in price, at which point our obligation to deliver the warrant (and to issue the underlying common stock) will terminate, (ii) reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (iii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying common stock and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the per share closing price of our common stock on the date of the event giving rise to our obligation to deliver the certificate.

Exercise Price. Each warrant represents the right to purchase a share of common stock at an exercise price equal to $8.50 per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The shares of Common Stock issuable upon exercise of the Warrants will be listed for trading on NASDAQ or such other exchange on which our Common Stock is listed. We do not intend to apply for listing of the Warrants on any securities exchange or other trading system. There is no public trading market for the Warrants, and we do not expect a market to develop.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Warrant Agent. VStock Transfer, LLC will act as our Warrant Agent for the Warrants.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF

SERIES B PREFERRED STOCK AND WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership, disposition and conversion of our Series B Preferred Stock, Warrants acquired in this offering and any Common Stock received upon exercise of the Warrants. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Series B Preferred Stock, Common Stock or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our Series B Preferred Stock, Common Stock and Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as financial institutions, brokers or dealers in securities, tax-exempt organizations, pension plans, regulated investment companies, owners that hold our Series B Preferred Stock, Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, insurance companies, controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax, and certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Series B Preferred Stock, Common Stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Series B Preferred Stock, Common Stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Series B Preferred Stock, Common Stock or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our securities.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Series B Preferred Stock, Common Stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Series B Preferred Stock, Common Stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Allocation of Purchase Price Between our Series B Preferred Stock and Warrants

For U.S. federal income tax purposes, the Series B Preferred Stock and Warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of Series B Preferred Stock and the accompanying Warrants to acquire our Common Stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock and the Warrants included in each unit. The separation of the share of Common Stock and the Warrants included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the Series B Preferred Stock and the Warrants.

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Election not to Accept Warrants

This discussion does not address the federal income tax consequences to an opt-out investor of electing not to accept Warrants. Each holder should consult his, her or its own tax advisor regarding the federal income tax consequences of electing not to accept Warrants, including the impact on the holder’s tax basis in its Series B Preferred Stock and Warrants, if any.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Warrant.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Distributions

Distributions paid on our Series B Preferred Stock or Common Stock to a U.S. Holder generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Series B Preferred Stock or Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Series B Preferred Stock or Common Stock as described below under the section titled “—Disposition of Our Series B Preferred Stock, Common Stock or Warrants.”

Certain Adjustments to Warrants

The number of shares of Common Stock issued on the exercise of the Warrants and the exercise price of Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of our Warrants generally will not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Our Series B Preferred Stock, Common Stock or Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of our Series B Preferred Stock, Common Stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Series B Preferred Stock, Common Stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Series B Preferred Stock, Common Stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Series B Preferred Stock, Common Stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Series B Preferred Stock, Common Stock and Warrants and to the proceeds of a sale or other disposition of Series B Preferred Stock, Common Stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

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Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of Common Stock.

The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Series B Preferred Stock and Warrants

As described above under “—U.S. Holders—Certain Adjustments to Warrants,” an adjustment to the terms of the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the terms of the Warrants.

Distributions

Distributions on our Series B Preferred Stock or Common Stock to a Non-U.S. Holder will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” Any distribution (including constructive distributions) on our Series B Preferred Stock or Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

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Disposition of Our Series B Preferred Stock, Common Stock or Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, conversion or other disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of our Series B Preferred Stock, Common Stock or Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular

●	tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	our Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Series B Preferred Stock, Common Stock or Warrants, if shorter), a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Series B Preferred Stock or Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Series B Preferred Stock, Common Stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Series B Preferred Stock, Common Stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Series B Preferred Stock, Common Stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Series B Preferred Stock, Common Stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Series B Preferred Stock, Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Series B Preferred Stock, Common Stock and Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Series B Preferred Stock, Common Stock or Warrants, under recently proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Series B Preferred Stock, Common Stock or Warrants.

Federal Estate Tax

Series B Preferred Stock or Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our Series B Preferred Stock, Common Stock and Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Series B Preferred Stock, Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

Engagement Agreement with the Selling Agents

We are party to an engagement agreement with the Selling Agents. The term of the engagement agreement began on March 5, 2019 and will continue until December 30, 2019, unless one of the following events occurs prior to December 30, 2019, in which case the engagement agreement would be terminated early:

(i)	we or the Selling Agents terminate the agreement for any reason;
(ii)	we execute a definitive selling agency agreement with the Selling Agents; or
(iii)	we decide not to proceed with the Offering or withdraw any offering statement submitted to or filed with the SEC.

Offering Expenses. We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses (up to a maximum of $10,000 which will be pre-approved by the Company, $5,000 of which was paid upon the execution of the engagement agreement); and (vi) a $20,000 due diligence fee payable on the first closing. We have agreed to reimburse the Selling Agents for their reasonable and documented legal costs (the Company must pre-approve any expenses in excess of $1,000) up to a maximum of $75,000.

Reimbursable Expenses in the Event of Termination. In the event the Offering does not close or the engagement agreement is terminated for any reason, we have agreed to reimburse the Selling Agents for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Selling Agents’ legal fees, up to $75,000.

Selling Agents Fee. We have agreed that the definitive selling agency agreement will provide for us to pay a fee of 7.5% of the gross proceeds received by the Company in the Offering, which shall be allocated by the Selling Agents to members of the selling group and soliciting dealers in their sole discretion.

Selling Agents’ Warrants

Upon each closing of this Offering, we have agreed to issue certain warrants (the “Selling Agents’ Warrants”) to the Selling Agents to purchase that number of shares of the Common Stock equal to 4.0% of the total gross proceeds raised by the Company in such closing. The Selling Agents’ Warrants are exercisable commencing six months after the date of the applicable closing, and will be exercisable for five years after such date. The exercise price for the Selling Agents’ Warrants will be $8.50 per share. The Selling Agents’ Warrants provide that upon exercise, the Company may elect to redeem the Warrants in cash by paying the difference between the applicable exercise price and the then-current fair market value of the Common Stock.

The Selling Agents’ Warrants and the Common Stock underlying the Selling Agents’ Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Selling Agents, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Selling Agents’ Warrants or the Common Stock underlying the Selling Agents’ Warrants, nor will the Selling Agents or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agents’ Warrants or the underlying shares for a period of 180 days from the applicable closing, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Selling Agent or selected dealer participating in the Offering and their officers or partners if the Selling Agents’ Warrants or the underlying shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Selling Agents’ Warrants will provide for adjustment in the number and price of the Selling Agents’ Warrants and the shares underlying such Selling Agents’ Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Pricing of the Offering

Prior to the Offering, there has been no public market for our Series B Preferred Stock. The offering price was determined by negotiation between us and the Selling Agents. The principal factors considered in determining the offering price include:

●	the information set forth in this Offering Circular and otherwise available to the Selling Agents;
●	our history and prospects and the history of and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	the general condition of the securities markets at the time of this Offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by the Selling Agents and us.

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Indemnification and Control

We have agreed to indemnify the Selling Agents against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Selling Agents and their respective affiliates and controlling persons may be required to make in respect of these liabilities.

The Selling Agents and their respective affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Selling Agents and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Selling Agents

In the ordinary course of their various business activities, the Selling Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Selling Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

As set forth in Title IV of the JOBS Act, there would be no limits on how many shares an investor may purchase if the Offering results in a listing of our Series B Preferred Stock on the Nasdaq Capital Market or other national securities exchange. However, our Series B Preferred Stock will not be listed on NASDAQ upon the initial qualification of this Offering by the SEC.

Therefore, for individuals who are not accredited investors, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must therefore comply with the 10% limitation on investment in the Offering. The only type of investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests, you should qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “How to Calculate Net Worth”);

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this Offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this Offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

The Offering will terminate at the earlier of: (1) the date at which $30,000,000 of Series B Preferred Stock has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (which we refer to as the “Termination Date”).

Procedure for Indications of Interest

Below is a summary of the specific steps involved in the “indication of interest” process:

Step 1. Upon initial qualification of the Offering by the SEC, investors may place an indication of interest for the amount of securities the investor intends to purchase.

Step 2. Investors must fund their BANQ, Cambria Capital or My IPO online brokerage account or Wilmington Trust Escrow Account with sufficient funds to purchase shares if their indication is confirmed and the allocation is approved by the Company and the Selling Agents. Indications of interest will not be finalized without sufficient funds in an investor’s BANQ, Cambria Capital or My IPO online brokerage account or the Wilmington Trust Escrow Account.

Step 3. Approximately forty-eight (48) hours prior to closing of the Offering, each investor that has money deposited with BANQ or the Wilmington Trust Escrow Account for this Offering will be notified by BANQ via e-mail (and notification to the secure messages section of the BANQ website for BANQ customers), Cambria Capital or My IPO that the indication of the amount of securities such investor wishes to purchase is confirmed and will be finalized on closing. The investor may cancel such investor’s desired investment within the required timeframe, in which case no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed.

Step 4. Upon closing, investor funds will be debited from their BANQ, Cambria or My IPO online brokerage account or the Wilmington Trust Escrow Account, and shares will delivered in the amount of the allocation granted. If this Offering fails to close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed, and the funds in the investor’s BANQ, Cambria Capital or My IPO account will remain available for withdrawal in accordance with the investor’s account agreement with BANQ, or for non-BANQ customers funds in the Wilmington Trust Escrow Account will be promptly returned to the investor.

Procedures for Subscribing Using BANQ

U.S. investors may participate in this Offering by opening an account with BANQ, an online brokerage division of TriPoint Global Equities, LLC, a Selling Agent. The BANQ website may be found at Banq.co. BANQ is open to qualified U.S. investors and accepts individual, joint, corporate or IRA accounts. The application process takes approximately 5 minutes and there are no account minimums. Deposits to BANQ can be made via wire transfer or ACH deposit or by mailing in a check. Deposits usually post to an account within 3-5 days. BANQ is a division of TriPoint Global Equities, LLC, a member of FINRA and the Securities Investor Protection Corporation (“SIPC”), which protects the securities of its members’ customers up to $500,000 (including $250,000 for claims for cash). TriPoint Global Equities, LLC and BANQ do not charge a fee for opening an account or for depositing shares purchased in the Offering into such account.

Investors investing through BANQ will be required to open their accounts and deposit funds into their respective BANQ accounts after the qualification of this Offering Statement relating to this Offering but prior to the applicable closing of the Offering. No investor funds may be used to purchase securities to be issued in this Offering until the Offering Statement relating to this Offering and filed by the Company with the SEC has been qualified by the SEC. After an account is opened but no later than 48 hours prior to the applicable closing of the Offering, the investor will be required to deposit funds into the account sufficient to purchase the amount of securities that the investor intends to purchase in the Offering. Such funds will not be held in an escrow account or otherwise segregated as part of the Offering process.

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During the marketing period for the Offering, the investor will provide an indication of interest as to the amount of securities the investor intends to purchase, however firm indications of interest can only be made after the Offering Statement has been qualified. Forty-eight (48) hours prior to the close of the Offering, each investor that has money deposited with BANQ for this Offering will be notified by BANQ via e-mail and notification to the secure messages section of the website for the BANQ online brokerage account that the indication of the amount of securities such investor wishes to purchase, or such lesser amount as may be determined by the Company and the Selling Agents in their discretion, is confirmed and will be finalized on closing. Indications will not be finalized without sufficient funds in the investor’s BANQ online brokerage account or if the investor elects to cancel such indication.

Upon the applicable closing, the funds required to purchase that amount of securities will be removed from such investor’s account and transferred to the account of the Company, and the amount of securities purchased will be deposited into such investor’s account. The investor may cancel such investor’s desired investment within the required time and no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed. In addition, if the Offering does not close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed and the funds in the investor’s BANQ account will remain available for withdrawal, in accordance with the investor’s account agreement with BANQ.

Procedures for Subscribing through Cambria Capital or the My IPO Platform

Cambria Capital is an SEC registered broker-dealer and member of FINRA and SIPC. Cambria Capital has been appointed by us and Digital Offering, as a soliciting dealer for this offering. Cambria Capital operates the My IPO platform as a separate unincorporated business division.

Prospective investors investing through Cambria Capital, My IPO will acquire shares of our Series B Preferred Stock through book-entry order by opening an account with Cambria Capital, My IPO or by utilizing an existing Cambria Capital account or My IPO account. In each such case, the account will be an account owned by the investor and held at Folio Investments, Inc. (“Folio”), as the clearing firm for the exclusive benefit of such investor. The investor will also be required to complete and submit a subscription agreement. Subscriptions for shares of Series B Preferred Stock acquired through an account at Cambria Capital or My IPO are all processed online.

In order to subscribe to purchase the shares of Series B Preferred Stock through Cambria Capital or My IPO, a prospective investor must electronically complete and execute a subscription agreement and provide payment using the procedures indicated below. When submitting the subscription request through Cambria Capital or My IPO, a prospective investor is required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. We will not accept any subscription agreements prior to the SEC’s qualification of this offering.

Escrow Account: Investors who choose to invest other than through Banq, Cambria Capital or My IPO online brokerage accounts, will be required to deposit their funds to the Wilmington Trust Escrow Account. The Company intends to complete one closing of this Offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to the Company in its sole discretion at any time, and without regard to meeting any particular contingency.

Funds deposited in an account with BANQ, Cambria Capital and My IPO will be held with Folio, which is the clearing agent for Tripoint, BANQ and Cambria Capital. The funds will be included in Folio’s “Cash Sweep” program, which utilizes FDIC-insured accounts to sweep Folio’s customers’ free credit balances in excess of any maintained as free credit balances, from the Folio customers’ securities accounts to FDIC-insured bank accounts. Upon our decision to conduct a closing, which may be made in our sole discretion at any time, investor funds held with Folio will be released to us.

U.S. investors who participate in this Offering other than through BANQ, Cambria or My IPO, including through selected dealers who do not maintain clearing agreements, will be required to deposit their funds in an escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agents, and then used to complete securities purchases, or returned if this Offering fails to close.

Selected Dealers with clearing agreements shall provide the Selling Agents with executed indications and delivery sheets from their customers and shall settle the transaction with the Selling Agents thru DTC on closing. Selected Dealers who are unable to participate in an over the counter security may withdraw their subscriptions prior to closing.

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Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agents, and then used to complete securities purchases, or returned if this Offering fails to close.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the escrow account or remain in your BANQ account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). In addition, non-accredited, natural person investors may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this Offering.

In order to purchase the shares in this Offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Series B Preferred Stock offered hereby will be passed upon by Loeb & Loeb LLP, Los Angeles, California. Hunter Taubman Fischer & Li LLC, New York, New York is acting as counsel to the Selling Agents.

EXPERTS

Hutchinson and Bloodgood LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 30, 2018 and December 31, 2017 as set forth in their report, which is incorporated by reference in this Offering Circular. Our consolidated financial statements are incorporated by reference in reliance on Hutchinson and Bloodgood LLP’s reports, given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed an Offering Statement on Form 1-A under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities offered by this Offering Circular. This Offering Circular, which forms part of the Offering Statement, does not contain all of the information included in the Offering Statement. For further information, you should refer to the Offering Statement and its exhibits.

You may read and copy the Offering Statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at www.fatbrands.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this Offering Circular. We make available on our website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

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PART III OF FORM 1-A

INDEX TO EXHIBITS

Exhibit		Incorporated By Reference to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith

1.1	Form of Selling Agency Agreement.				X
2.1	Amended and Restated Certificate of Incorporation of the Company, effective October 19, 2017	10-Q	3.1	12/04/2017
2.2	Bylaws of the Company, effective May 21, 2017	1-A	2.3	09/27/2017
2.3	Certificate of Designation of Rights and Preferences of Series A Fixed Rate Cumulative Preferred Stock	8-K	3.1	06/13/2018
2.4	Certificate of Designation of Rights and Preferences of Series A-1 Fixed Rate Cumulative Preferred Stock	8-K	3.1	07/10/2018
2.5	Certificate of Amendment of Certificate of Designation of Series A Fixed Rate Cumulative Preferred Stock	8-K	3.1	02/28/2019
2.6	Certificate of Amendment of Certificate of Designation of Series A-1 Fixed Rate Cumulative Preferred Stock	8-K	3.2	02/28/2019
2.7	Certificate of Designation of Series B Cumulative Preferred Stock (to be effective upon the initial closing of this Offering)				X
2.8	Form of specimen stock certificate for Series B Cumulative Preferred Stock				X
3.1	Warrant to Purchase Common Stock, dated October 20, 2017, issued to Tripoint Global Equities, LLC.	10-Q	4.1	12/04/2017
3.2	Warrant to Purchase Common Stock, dated June 7, 2018, issued to Trojan Investments, LLC	10-Q	4.1	08/15/2018
3.3	Warrant to Purchase Common Stock, dated June 27, 2018, issued to Fog Cutter Capital Group, Inc.	10-Q	4.2	08/15/2018
3.4	Form of Warrants to Purchase Common Stock, dated July 3, 2018, issued to sellers of Hurricane AMT, LLC	8-K	4.1	07/10/2018
3.5	Warrant to Purchase Common Stock, dated July 3, 2018, issued to FB Lending, LLC	8-K	4.2	07/10/2018
3.6	Warrant to Purchase Common Stock, dated January 29, 2019, issued to The Lion Fund, L.P. and The Lion Fund II, L.P.	8-K	4.1	02/04/2019
3.7	Form of Warrant Agency Agreement between the Company and VStock Transfer, LLC				X
3.8	Form of Selling Agent Warrant (included in Exhibit 1.1)				X
4.1	Form of Subscription Agreement for BANQ Subscribers				X
4.2	Form of Subscription Agreement				X
4.3	Form of Online Subscription Agreement for Cambria Capital or My IPO Subscriber				X
6.1	Contribution Agreement, dated October 20, 2017, between the Company and Fog Cutter Capital Group Inc.	10-Q	10.1	12/04/2017
6.2	Tax Sharing Agreement, dated October 20, 2017, between the Company and Fog Cutter Capital Group Inc.	10-Q	10.2	12/04/2017
6.3	Voting Agreement, dated October 20, 2017, between the Company and Fog Cutter Capital Group Inc.	10-Q	10.3	12/04/2017
6.4	Form of Indemnification Agreement, dated October 20, 2017, between the Company and each director and executive officer.	1-A	6.3	09/06/2017
6.5	2017 Omnibus Equity Incentive Plan	1-A	6.1	09/27/2017
6.6	Office Lease, dated November 10, 2016, by and among Duesenberg Investment Company, LLC, Fatburger North America, Inc., Fog Cutter Capital Group Inc., and Fatburger Corporation	1-A	6.2	09/06/2017
6.7	Securities Purchase Agreement, dated as of April 27, 2018, by and between the Company and TCA Global Credit Master Fund, LP	8-K	10.1	05/03/2018
6.8	Senior Secured Redeemable Debenture, dated as of April 27, 2018, issued by the Company to TCA Global Credit Master Fund, LP	8-K	10.2	05/03/2018

6.9	Guaranty Agreement, dated April 27, 2018, by and among Fog Cutter Capital Group, Inc., Fatburger North America Inc., Buffalo’s Franchise Concepts Inc., Ponderosa Franchising Company, and Bonanza Restaurant Company, in favor of TCA Global Credit Master Fund, LP	8-K	10.3	05/03/2018
6.10	Security Agreement, dated April 27, 2018, by and between the Company and TCA Global Credit Master Fund, LP	8-K	10.4	05/03/2018
6.11	Registration Rights Agreement, dated June 7, 2018, with Trojan Investments, LLC	8-K	10.2	06/13/2018
6.12	Investor Rights and Voting Agreement, dated June 7, 2018, with Trojan Investments, LLC	8-K	10.3	06/13/2018
6.13	Amended and Restated Membership Interest Purchase Agreement (Hurricane AMT, LLC), dated July 2, 2018, by and among the Company, Gama Group LLC, Salient Point Trust, Satovsky Enterprises, LLC, Mapes Holdings LLC and Martin O’Dowd.	8-K	2.1	07/10/2018
6.14	Form of Registration Rights Agreement, dated July 3, 2018, by and between the Company and the Sellers under the Amended and Restated Membership Interest Purchase Agreement	8-K	10.1	07/10/2018
6.15	Loan and Security Agreement, dated July 3, 2018, by and among the Company, Fatburger North America, Inc., Ponderosa Franchising Company LLC, Bonanza Restaurant Company LLC, Ponderosa International Development, Inc., Puerto Rico Ponderosa, Inc., Buffalo’s Franchise Concepts, Inc., Buffalo’s Franchise Concepts Inc., Fatburger Corporation and Homestyle Dining, LLC, and FB Lending, LLC	8-K	10.2	07/10/2018
6.16	Guaranty, dated July 3, 2018, by and among Fatburger North America, Inc., Ponderosa Franchising Company LLC, Bonanza Restaurant Company LLC, Ponderosa International Development, Inc., Puerto Rico Ponderosa, Inc., Buffalo’s Franchise Concepts, Inc., Buffalo’s Franchise Concepts Inc., Fatburger Corporation and Homestyle Dining, LLC, in favor of FB Lending, LLC	8-K	10.3	07/10/2018
6.17	Note Exchange Agreement, dated June 27, 2018	10-Q	10.8	8/15/2018
6.17.1	Amendment to Note Exchange Agreement, dated August 14, 2018	10-Q	10.8.1	8/15/2018
6.18	Intellectual Property Purchase Agreement and License, dated as of November 30, 2018, by and among the Company, Yalla Mediterranean, LLC, and Yalla Mediterranean Franchising Company, LLC.	8-K	2.1	12/10/2018
6.19	Master Transaction Agreement, dated as of November 30, 2018, by and among the Company, Yalla Mediterranean, LLC, and VPC SBIC, LP.	8-K	2.2	12/10/2018
6.20	Loan and Security Agreement, dated January 29, 2019, by and among the Company, the Guarantors named therein, and The Lion Fund, L.P. and The Lion Fund II, L.P., as Lenders	8-K	10.1	02/04/2019
6.21	Guaranty, dated January 29, 2019, by and among Fatburger North America, Inc., Ponderosa Franchising Company LLC, Bonanza Restaurant Company LLC, Ponderosa International Development, Inc., Puerto Rico Ponderosa, Inc., Buffalo’s Franchise Concepts, Inc., Hurricane AMT, LLC, Fatburger Corporation and Homestyle Dining, LLC, in favor of The Lion Fund, L.P. and The Lion Fund II, L.P., as Lenders	8-K	10.2	02/04/2019
8.1	Form of Escrow Agreement				X
11.1	Consent of Hutchinson and Bloodgood LLP, Independent Registered Public Accounting Firm				X
11.2	Consent of Loeb & Loeb LLP (included in Exhibit 12.1) *
12.1	Opinion of Loeb & Loeb LLP *

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, CA on May 21, 2019.

FAT BRANDS INC.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn, President and Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew A. Wiederhorn	President/Chief Executive Officer and Director	May 31, 2019
Andrew A. Wiederhorn	(Principal Executive Officer)

/s/ Rebecca D. Hershinger	Chief Financial Officer	May 21, 2019
Rebecca D. Hershinger	(Principal Financial and Accounting Officer)

/s/ Marc L. Holtzman	Director	May 21, 2019
Marc L. Holtzman

/s/ Squire Junger	Director	May 21, 2019
Squire Junger

/s/ Silvia Kessel	Director	May 21, 2019
Silvia Kessel

/s/ Jeff Lotman	Director	May 21, 2019
Jeff Lotman

/s/ James Neuhauser	Director	May 21, 2019
James Neuhauser

/s/ Edward H. Rensi	Director	May 21, 2019
Edward H. Rensi